UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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DCT Industrial Trust Inc.

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Notice of 2010

Annual Meeting

and

Proxy Statement

518 17th Street

Denver, Colorado 80202

March 23, 2010

Dear Stockholder,

You are invited to attend the 2010 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 6, 2010, at 518 17th Street, Suite 800, Denver, Colorado.

Details of the business to be conducted at the meeting are set forth in the accompanying notice of annual meeting and proxy statement.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Cordially,

Thomas G. Wattles

Chairman of the Board

Every stockholder’s vote is important. Please complete, sign, date and return your proxy form, or authorize your proxy by phone or via the Internet.

i

Notice of 2010 Annual Meeting of Stockholders

10:00 a.m., May 6, 2010

518 17th Street, Suite 800

Denver, Colorado 80202

March 23, 2010

To the Stockholders:

DCT Industrial Trust Inc.’s 2010 Annual Meeting of Stockholders will be held at 518 17th Street, Suite 800, Denver, Colorado 80202, on Thursday, May 6, 2010, at 10:00 a.m., local time, for the following purposes:

1.	To elect the eight directors nominated by the Board of Directors to serve until the 2011 annual meeting;

2.	To approve the Second Amended and Restated DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan to, among other things, increase the number of shares of the Company’s common stock, $0.01 par value per share, reserved for issuance thereunder by 15,000,000 shares;

3.	To ratify the selection of the independent registered public accounting firm for 2010; and

4.	To consider any other matters that may properly come before the meeting.

Stockholders of record at the close of business on March 9, 2010, are entitled to notice of, and to vote at, the meeting and any adjournments.

By Order of the Board of Directors,

Stephen K. Schutte

Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting To Be Held on May 6, 2010

The proxy statement and annual report to stockholders are available at www.proxyvote.com

Proxy Statement

DCT Industrial Trust Inc.

518 17th Street, Suite 800

Denver, Colorado 80202

This proxy statement is furnished in connection with the solicitation of proxies by DCT Industrial Trust Inc. on behalf of the board of directors for the 2010 Annual Meeting of Stockholders. Distribution of this proxy statement and a proxy card to stockholders is scheduled to begin on or about March 23, 2010, which is also the date by which these materials will be posted.

You can ensure that your shares are voted at the meeting by authorizing your proxy by phone, via the Internet, or by completing, signing, dating and returning a paper copy of a proxy or voting registration form. You may still attend the meeting and vote despite authorizing your proxy by any of these methods. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy, by notifying the inspector of election in writing of such revocation or, if previous instructions were given by phone or via the Internet, by providing new instructions by the same means.

Summary of Proposals Submitted for Vote

Proposal 1: Election of Directors

Nominees: At the annual meeting you will elect eight directors to the board. Each director will be elected to a one-year term and will hold office until the 2011 annual meeting and until a successor has been duly elected and qualified or until such director’s earlier resignation or removal.

Vote Required: You may vote for or withhold your vote from any of the director nominees. Assuming a quorum is present, the directors receiving a plurality of the votes cast in person or by proxy at the meeting will be elected. Abstentions and broker non-votes, if any will have no effect on the outcome of the election of directors.

Proposal 2: Approve the Second Amended and Restated DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan

Long-Term Incentive Plan: At the annual meeting you will be asked to approve the Second Amended and Restated DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (the “Amended 2006 Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 15,000,000 shares.

Vote Required: You may vote for, vote against, or abstain from voting on approving the Amended 2006 Plan. Under our charter and bylaws, assuming a quorum is present, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Amended 2006 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

In addition, the rules of the New York Stock Exchange require that two separate thresholds be met for this proposal to be approved: (1) votes for the proposal must represent at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (2) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock voted at the meeting or by proxy will be required to approve the Amended 2006 Plan.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm: At the annual meeting you will be asked to ratify the audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Vote Required: You may vote for, vote against, or abstain from voting on ratifying the appointment of the independent registered public accounting firm. Assuming a quorum is present, the affirmative vote of a majority of the common shares voted at the meeting or by proxy will be required to ratify the audit committee’s appointment of the independent registered public accounting firm. Abstentions and broker non-votes, if any will have no effect on the outcome of this matter.

Your board of directors unanimously recommends that you vote FOR each of its director nominees and proposals listed above.

The foregoing are only summaries of the proposals. You

should review the full discussion of each proposal in this

proxy statement before casting your vote.

Proposal I: Election of Directors

At the 2010 annual meeting, eight directors are to be elected to each hold office until the 2010 annual meeting and until a successor has been duly elected and qualified or until a director’s earlier resignation or removal. The eight nominees for election at the 2010 annual meeting, all proposed by the board of directors, are listed below with brief biographies. Each of these nominees is a current director of DCT Industrial Trust. We do not know of any reason why any nominee would be unable to serve as a director. If a nominee is unable to serve, however, proxies will be voted for the election of such other person as the board of directors may recommend. The following is a biographical summary of the experience of our director nominees, which includes, for each person, the specific experience, qualifications, attributes and skills that led to the conclusion by our board of directors that such person should serve as a director of our company.

Thomas G. Wattles. Director since 2003

Mr. Wattles, age 58, is a cofounder of the Company and has been our Executive Chairman since 2003. Mr. Wattles also served as our Chief Investment Officer from March 2003 to September 2005 and was a consultant to our former advisor, as defined below, from 2003 through October 2006. Mr. Wattles was a principal of both Dividend Capital Group LLC and Black Creek Capital, LLC, each a Denver-based real estate investment firm, from February 2003 until June 2008. In addition, from April 2005 through October 2006, Mr. Wattles was a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of Divided Capital Total Realty Trust Inc. From March 1997 to May 1998, Mr. Wattles served as Chairman of ProLogis, and served as Co-Chairman and Chief Investment Officer from November 1993 to March 1997. Mr. Wattles was a Managing Director of Security Capital Group Incorporated and served in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is also currently a director of Regency Centers Corporation and chairs its Investment Committee and is a member of its Audit Committee. Mr. Wattles holds a Bachelor’s degree and an M.B.A. degree from Stanford University.

Philip L. Hawkins. Director since 2006

Mr. Hawkins, age 54, has been our Chief Executive Officer since October 2006 and our President since September 2009. Mr. Hawkins was the President, Chief Operating Officer and a director of CarrAmerica Realty Corporation, where he had been employed from 1996 until July 2006. CarrAmerica was a public REIT focused on the acquisition, development, ownership and operation of office properties in select markets across the United States and was acquired by a fund managed by The Blackstone Group in July 2006. Prior to joining CarrAmerica, Mr. Hawkins spent approximately 13 years with Jones Lang LaSalle, a real estate services company where he was a director and held various positions involving real estate investment, development, leasing and management. He is a member of the National Association of Real Estate Investment Trusts (NAREIT), the Urban Land Institute, and is a member of NAREIT’s Board of Governors. Mr. Hawkins served as a director of SBA Communications Corporation, a publicly traded wireless tower owner and operator, from August 2004 to May 2009. He holds an M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Arts degree from Hamilton College.

Phillip R. Altinger. Director since 2006

Mr. Altinger, age 47, is currently a private investor. From 2001 through 2006, he was Executive Director, Corporate Development with Seagate Technology, a leading disc drive company, where he structured, executed and managed various equity and debt investments, as well as mergers-and-acquisitions transactions. Prior to joining Seagate, Mr. Altinger served in numerous senior financial positions at companies including Rio Hotel and Casino, Inc., a casino/hotel, and Catapult Entertainment, a videogame networking company. Mr. Altinger also held investment-banking positions with Volpe Brown Whelan & Company and Salomon Brothers. Mr. Altinger has over 20 years of experience as an investment banker or serving in senior financial positions, and our board of directors has determined that Mr. Altinger qualifies as an audit committee financial expert. Mr. Altinger received his M.B.A. and Bachelor’s degrees in Mechanical Engineering and Economics from Stanford University.

Thomas F. August. Director since 2006

Mr. August, age 61, has served since October 2009 as Chairman of Equity Office Properties Trust, which is currently a private company controlled by The Blackstone Group and is one of the largest owners and managers of office properties in the United States. From February 2008 to August 2009 he served as the Executive Vice President and Chief Operating Officer of Behringer Harvard REIT I, Inc., and from May 2009 through August 2009 he also served as Chief Executive Officer of Behringer Harvard REIT I, Inc.. He served as a trustee of Brandywine Realty Trust, a publicly traded REIT, from January 2006 through February 2008. Previously, Mr. August had served as President, Chief Executive Officer and a trustee of Prentiss Properties Trust from October 1999 to January 2006. Prior to that time, he was President and Chief Operating Officer of Prentiss since Prentiss’ initial public offering in October 1996. From 1992 to 1996, Mr. August served as President and Chief Operating Officer of a Prentiss affiliate, Prentiss Properties Limited, Inc. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of Prentiss’ predecessor company. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Fairview Urban Development, Inc. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the Midwest. Mr. August has more than 25 years of experience as a senior executive in the real estate industry, including prior experience as the chief executive officer of a publicly traded REIT. Mr. August holds a Bachelor’s degree from Brandeis University and an M.B.A. degree from Boston University.

John S. Gates, Jr. Director since 2006

Mr. Gates, age 56, has served since January 1, 2005 as the Chairman and Chief Executive Officer of PortaeCo, a private investment and asset management company. Prior to forming PortaeCo in 1984, Mr. Gates co-founded CenterPoint Properties Trust, or CenterPoint, and served as Co-Chairman and Chief Executive Officer. During that period, CenterPoint became the largest private property owner in the Metropolitan Chicago Region and the nation’s first publicly traded industrial property REIT. In March 2006, CenterPoint was acquired by the California Public Employees Retirement System and Jones Lang LaSalle for approximately $3.5 billion. He began his career as an Assistant to Governor James R. Thompson of Illinois. In 1979, he joined CB Richard Ellis, and in 1981 co-founded the Chicago office of Jones Lang Wootton (now Jones Lang LaSalle), a global commercial property investment firm. Mr. Gates is a director of The Davis Funds, the Chairman of the Board of the Metropolitan Pier and Exhibition Authority of Chicago, and numerous other not-for-profit institutions. Mr. Gates has more than 30 years of experience in the real estate industry. Mr. Gates graduated from Trinity College in 1976 with a Bachelor’s degree in Economics and Philosophy.

Tripp H. Hardin. Director since 2002

Mr. Hardin, age 48, is Senior Vice President of Investments with CB Richard Ellis, which is one of the world’s largest real estate services firms. Prior to joining CB Richard Ellis, Mr. Hardin was a principal of Trammell Crow Krombach Partners and was associated with them or their predecessor company since 1986. He has over 25 year of experience in the commercial real estate industry, focusing primarily on the sale and leasing of industrial and office properties. He also has extensive experience in real estate investment and build-to-suit transactions. Mr. Hardin graduated from Stanford University in 1984 with a Bachelor of Science degree in Industrial Engineering.

John C. O’Keeffe. Director since 2002

Mr. O’Keeffe, age 50, has been active in the construction industry since 1983 and has been associated with Wm. Blanchard Co., a construction management firm located in Springfield, NJ, since 1987. He has served in a variety of capacities at the firm, including estimating, contract negotiation and contract management, contractor management, project management and for the past 10 years, in an executive capacity, managing a variety of large scale healthcare projects. Since 2000 Mr. O’Keeffe has served as the Project Executive of Wm. Blanchard Co. Mr. O’Keeffe graduated from Denison University with a Bachelor of Arts degree in 1983.

Bruce L. Warwick. Director since 2005

Mr. Warwick, age 71, is currently a Vice Chairman of The Related Companies, a private real estate development firm, where he oversees the development of various real estate development projects including office and residential properties throughout the United States. Prior to joining The Related Companies in 1998, Mr. Warwick served as Vice Chairman, Development of The Galbreath Company, overseeing development and management in the Eastern Region. He has over 45 years of experience in the real estate development industry. Mr. Warwick received a Bachelor of Arts degree from Colgate University in 1960.

Corporate Governance

DCT Industrial Trust remains committed to maintaining sound corporate governance practices. We seek to achieve this objective through, among other things, our governance policies and compliance with the Sarbanes-Oxley Act of 2002 and the rules of the New York Stock Exchange, or NYSE. Our board of directors has formalized several policies, procedures and standards of corporate governance reflected in our governance guidelines. These governance guidelines, some of which we touch on below, can be viewed together with any future changes on the DCT Industrial Trust website at www.dctindustrial.com under corporate governance on the investor relations webpage.

Director Independence. We require that a majority of our board of directors be independent under listing standards adopted by the NYSE. To determine whether a director is independent, the board of directors must affirmatively determine that there is no direct or indirect material relationship between the Company and the director. The board of directors has determined that Messrs. Altinger, August, Gates, Hardin, O’Keeffe and Warwick are independent. The board of directors reached its decision after reviewing director questionnaires, considering transactions and relationships between each director or any member of his or her immediate family and the Company and considering other relevant facts and circumstances. The board of directors has also determined that all members of the audit, compensation and nominating and corporate governance committees are independent in accordance with NYSE and applicable Securities and Exchange Commission, or SEC, rules and that all members of the audit committee are financially literate.

Leadership Structure. Although our Corporate Governance Guidelines allow for one individual to serve as both Chairman of the Board and Chief Executive Officer, those roles are currently filled by Mr. Wattles and Mr. Hawkins, respectively. We do not believe the roles must be separated to best serve the Company and our stockholders but the current leadership structure allows us to leverage the extensive knowledge of our industry possessed by Mr. Wattles and Mr. Hawkins.

We also have a lead director who is selected by the independent directors at the meeting of the board of directors scheduled on the day of each annual meeting of our stockholders (or, if no such meeting is held, on the first subsequent regularly scheduled meeting of the board of directors). The responsibilities of our lead director include, but are not limited to, the following:

•	meeting at least once every quarter with the Chairman of the Board and the Chief Executive Officer;

•	presiding at all meetings of the board of directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serving as liaison between the Chairman of the Board and the independent directors;

•	reviewing all information sent to the board of directors;

•	reviewing all meeting agendas for the board of directors; and

•	overseeing meeting schedules to assure that there is sufficient time for discussion of all agenda items.

Our lead independent director also has the authority to call meetings of the independent directors.

The board of directors believes that the lead director is an integral part of the board of directors’ structure that promotes strong, independent oversight of our management and affairs. Currently, our lead director is Bruce L. Warwick.

Communicating with Directors. Any interested party who desires to communicate with any of our directors individually, with the board of directors as a group, or with a particular group of the board of directors, may do so by writing to them c/o Secretary, DCT Industrial Trust Inc., 518 17th Street, Suite 800, Denver, Colorado 80202. Communications should clearly indicate for whom they are intended and our secretary will deliver them to the appropriate persons accordingly.

Stockholder Recommended Nominees for Director. The nominating and corporate governance committee considers stockholder recommended nominees for directors and screens all potential candidates in the same manner regardless of the source of the recommendation. Recommended nominees should be submitted to the committee following the same requirements as stockholder proposals generally and, like all proposals, must satisfy and will be subject to our bylaws and applicable rules and regulations. Submittals should also contain the name, age and address of the candidate, a description of the qualifications and background of the candidate, a consent of the candidate to be named in the proxy statement relating to our annual meeting of stockholders and to serve as director if elected at such meeting, a description of all arrangements or understanding between the stockholder and the candidate, information regarding the candidate’s stock ownership, and evidence of the nominating person’s stock ownership. The committee will consider stockholder recommendations for board candidates, which should be sent to: Secretary, DCT Industrial Trust Inc., 518 17th Street, Suite 800, Denver, Colorado 80202. For more information on procedures for submitting nominees, refer to stockholder nominations under Additional Information on page 61. The committee reviews its recommendations with the board of directors, which in turn selects the final nominees. The committee may look at a variety of factors in identifying potential candidates and may request interviews or additional information as it deems necessary. There are no minimum qualifications that the committee believes must be met by a nominee, other than those reflected in our corporate governance guidelines, which provide that each director must (1) have an unblemished reputation for integrity and values, (2) possess the highest personal and professional ethics, (3) remain committed to representing the long term interests of the stockholders, (4) have a reputation for exercising good business judgment and practical wisdom and (5) have education and experience that provides sound knowledge of business, financial, governmental or legal matters that are relevant to our business and our status as a publicly owned company. Neither the committee nor the board of directors has a policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating proposed director candidates, and one of the enumerated factors under the committee’s charter that the committee may consider when identifying potential nominees is the interplay of the candidate’s experience with the experience of the other board members. In the course of identifying and evaluating candidates, the committee may sometimes retain executive search firms to identify candidates for the board of directors who are then screened following the same procedures as all other candidates. In addition to stockholder nominees, the committee will consider candidates recommended by directors, officers, third-party search firms, employees and others.

Risk Oversight. The board of directors plays an important role in the risk oversight of DCT Industrial Trust, primarily through direct decision-making authority with respect to significant matters and the oversight of management by the board of directors and its committees.

In particular, the board of directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the board of directors and its committees on topics relating to the risks that we face, including, among others, market conditions, tenant concentrations and credit worthiness, leasing activity and expirations, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against us and various other matters relating to our business, (2) the required approval by the board of directors (or a committee thereof) of significant transactions and other decisions, including, among others, significant acquisitions and dispositions of properties, development projects, certain new borrowings and the appointment and retention of our senior executives, (3) the direct oversight of specific areas of our business by the compensation, audit and nominating and corporate governance committees, and (4) regular periodic reports from our auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a REIT for tax purposes and our internal controls and financial reporting. The board of directors also relies on management to bring significant matters affecting the Company to its attention.

Pursuant to its charter, the audit committee is specifically responsible for discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As part of this process, the audit committee oversees the planning and conduct of regular risk assessment protocols that are designed to identify and analyze risks to achieving our business objectives. The results of the risk assessment are discussed with management, used to develop our annual internal audit plan, and are reviewed quarterly by the Committee. In addition, our Whistleblowing and Whistleblower Protection Policy enables anonymous and confidential submission by employees of complaints or concerns regarding a violation of applicable laws, regulations, or business ethical standards or a questionable accounting, accounting control or auditing matter. These complaints or concerns may be submitted directly to members of the audit committee.

Given its role in the risk oversight of DCT Industrial Trust, the board of directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow the board of directors to effectively oversee the management of such risks, and while the board of directors believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason the board of directors selected its current leadership structure over other potential alternatives. See the discussion under the heading “—Leadership Structure” above for a discussion of why the board of directors has determined that its current leadership structure is appropriate.

Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics which can be viewed on the DCT Industrial Trust website at www.dctindustrial.com under corporate governance on the investor relations webpage. The code outlines in detail the key principles of ethical conduct expected of DCT Industrial Trust employees, officers and directors, including, among others, matters related to transactions involving company securities, conflicts of interest, use of company assets, fair dealing and company accounting. In addition, our Whistleblowing and Whistleblower Protection Policy enables anonymous and confidential submission by employees of complaints or concerns regarding a violation of applicable laws, regulations, or business ethical standards or a questionable accounting, accounting control or auditing matter. Our Whistleblowing and Whistleblower Protection Policy can be viewed on the DCT Industrial Trust website at www.dctindustrial.com under corporate governance on the investor relations webpage.

Corporate Governance Guidelines. We have adopted corporate governance guidelines which can be viewed on the DCT Industrial Trust website at www.dctindustrial.com under corporate governance on the investor relations webpage.

Board of Directors and Committees

Our board of directors currently consists of eight directors, six of whom are independent under the requirements of the NYSE listing rules. The board of directors held eight meetings during 2009 and all directors attended 75% or more of the board of directors meetings and meetings of the committees on which they served during the periods they served. All members of our board are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable because of unavoidable conflicts. All directors attended the 2009 annual meeting in person, with the exception of Mr. Hardin, who attended the meeting via telephone.

The four standing committees of the board of directors are an audit committee, an investment committee, a compensation committee and a nominating and corporate governance committee. The audit, compensation and nominating and corporate governance committee responsibilities are stated more fully in their respective charters which have been adopted by the board of directors. The charters can be viewed, together with any future changes, on the DCT Industrial Trust website at www.dctindustrial.com under corporate governance-committee charting on the investor relations webpage.

Audit Committee. The members of the audit committee are Messrs. Altinger, who chairs the committee, August and Warwick, each of whom is independent under the rules of the NYSE and the SEC. The board of directors has determined that Mr. Altinger is qualified as an audit committee financial expert within the meaning of the SEC regulations. There were five meetings of the committee in 2009 and its report appears on page 52. The primary responsibilities of this committee are to assist the board of directors in overseeing: (1) our accounting and financial reporting processes; (2) the integrity and audits of our consolidated financial statements, (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent registered public accounting firm; and (5) the performance of our independent registered public accounting firm and any internal auditors. The committee is also responsible for engaging the independent registered public accounting firm, approving professional services provided by the independent registered public accounting firm, considering and approving the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Investment Committee. The members of the investment committee are Messrs. Hardin, who chairs the committee, Altinger, Gates, O’Keeffe and Wattles. This committee is responsible for approving material acquisitions, dispositions and other investment decisions of the Company up to $75.0 million. Proposed acquisitions in excess of $75.0 million or entry into new international markets require approval by our board. There were five meetings of the committee in 2009.

Compensation Committee. The members of the compensation committee are Messrs. August, who chairs the committee, Altinger, and Warwick, each of whom is independent under the rules of the NYSE. The primary responsibilities of this committee are to: (1) evaluate the performance and determine the compensation of our chief executive officer; (2) review and determine the compensation payable to our executive officers; (3) make recommendations to the board of directors regarding the compensation payable to members of the board of directors; (4) review our incentive compensation and other stock-based plans and administer our stock based plans and our incentive compensation plan; and (5) review and discuss with management the Compensation Discussion and Analysis to be included in the proxy statement for our annual meetings. There were 13 meetings of the committee in 2009 and its report appears on page 50.

Nominating and Corporate Governance Committee. The members of the nominating and corporate governance committee are Messrs. Gates, who chairs the committee, Hardin, and O’Keeffe, each of whom is independent under the rules of the NYSE. The primary responsibilities of this committee are to: (1) review and make recommendations to the board of directors on board organization matters; (2) assist the board of directors with evaluating the effectiveness of the board of directors and its committees; (3) review and make recommendations for committee appointments to the board of directors; (4) identify individuals qualified to become board members and propose to the board of directors a slate of nominees for election at the annual meeting of stockholders; (5) assess and make recommendations to the board of directors on corporate governance matters; and (6) develop and recommend to the board of directors a set of corporate governance principles. There were three meetings of the committee in 2009.

Executive Officers

The following table sets forth certain information concerning our executive officers who, subject to rights pursuant to any employment agreements, serve at the pleasure of our board of directors.

Name	Age	Position
Thomas G. Wattles	58	Executive Chairman*
Philip L. Hawkins	54	President and Chief Executive Officer*
Stuart B. Brown	44	Chief Financial Officer
Daryl H. Mechem	49	Managing Director, West Region
Matthew T. Murphy	45	Senior Vice President, Finance and Treasurer
Michael J. Ruen	43	Managing Director, East Region
Stephen K. Schutte	43	Senior Vice President and General Counsel

*	See biographical summary under “Proposal I: Election of Directors—Nominees”.

The following is a biographical summary of the experience of our executive officers.

Stuart B. Brown, age 44, has been our Chief Financial Officer since October 2006. Mr. Brown previously served as Vice President and Chief Accounting Officer of Federal Realty Investment Trust from 2003 to 2006. Federal Realty is a public REIT specializing in the ownership, management, development and redevelopment of high-quality retail assets. Before joining Federal Realty, Mr. Brown was Vice President, Finance for Giant Food, Inc., a domestic retail grocery chain that is part of the Netherlands-based Royal Ahold supermarket company. He also served in other corporate and operational finance positions at Royal Ahold over approximately ten years, including Vice President, Accounting at Ahold USA, the company’s U.S. retail headquarters, and Vice President, Investor Relations at the company’s global headquarters in the Netherlands. Mr. Brown began his career with Deloitte & Touche. He holds a Bachelor’s degree and a Masters of Accountancy degree, both from the University of Georgia.

Daryl H. Mechem, age 49, has been a Managing Director of our company since 2005 when he was responsible for property operations. Since the latter part of 2008 he has overseen the Western Region of our company, responsible for all property operations, investments and development in that region. Through October 2006, Mr. Mechem was also an employee of our former advisor. Since joining our former advisor in January 2004, Mr. Mechem has been responsible for the organizational infrastructure to implement the primary functions of property management, leasing and capital expenditures for our company’s real estate portfolio. Prior to joining our former advisor, Mr. Mechem was most recently a Senior Vice President and Regional Director for ProLogis where he had overall responsibilities for the day-to-day real estate operations in the Mid-Atlantic region which encompassed over 43 million square feet in eight markets (Chicago, Cincinnati, Columbus, Indianapolis, Louisville, New Jersey, Pennsylvania and St. Louis). Mr. Mechem joined ProLogis in May 1995 as a Marketing Representative in the Houston market, was promoted to Vice President Market Officer in November 1999, First Vice President in 2001 and Senior Vice President in January 2003. Mr. Mechem holds a Bachelor’s degree from the University of New Mexico.

Michael J. Ruen, age 43, has been a Managing Director of our company since early 2007 and prior to that a Senior Vice President of our company since 2005. Mr. Ruen was initially responsible for capital deployment in the eastern United States and development. Since the latter part of 2008 he has overseen the Eastern Region of our company, responsible for all property operations, investments and development in that region. Through October 2006, Mr. Ruen was also an employee of our former advisor. Prior to joining our former advisor in February 2004, he was employed for nine years in various positions with ProLogis. Before leaving ProLogis, Mr. Ruen had been a First Vice President and Market Officer with responsibility over development, acquisition and portfolio operations for the state of Tennessee. Prior to that, he had similar responsibilities for Denver, Birmingham and Chattanooga after managing the leasing and marketing activities for Atlanta. Prior to joining ProLogis, Mr. Ruen was with CB Richard Ellis-Atlanta and was responsible for various institutional account activities including general brokerage. He received his Bachelor of Sciences degree from the University of Alabama and an M.B.A. from Georgia State University.

Matthew T. Murphy, age 45, has been a Senior Vice President of our company since 2005 and our Treasurer since October 2006. Through October 2006, Mr. Murphy was also the Controller of our former advisor. From February 1998 until joining our former advisor in May 2003, Mr. Murphy was a Vice President and Controller of Pritzker Residential, LLC, a privately-owned, fully-integrated multi-family real estate investment company. Prior to joining Pritzker, Mr. Murphy served in various positions with Security Capital Group and its affiliates, including Archstone-Smith Trust and ProLogis. Prior to joining Security Capital Group, Mr. Murphy was a staff accountant with Coopers and Lybrand. Mr. Murphy has been active in the accounting functions in connection with real estate companies since 1992. Mr. Murphy holds a Bachelor’s degree in Accounting from Colorado State University.

Stephen K. Schutte, age 43, has been a Senior Vice President and General Counsel of our company since October 2006 and is responsible for overseeing the provision of all legal services for the Company. Mr. Schutte is also responsible for all investment and leasing activities in Northern California and Seattle, and serves as the head of Mexico operations and investments. Prior to joining the Company, Mr. Schutte was with ProLogis for five years, most recently as First Vice President and Associate General Counsel, where he was responsible for structuring and closing numerous acquisitions and dispositions, development transactions, complex joint ventures and financings and where he was responsible for all legal services in Mexico, China and Canada. Before ProLogis, Mr. Schutte was an associate attorney with the international law firm of LeBoeuf, Lamb, Greene & MacRae LLP. Mr. Schutte received his J.D. from the University of Iowa College of Law and his B.A. from Creighton University.

There is no family relationship between our directors or executive officers. None of the organizations at which our directors or executive officers served or were employed prior to their employment with us is an affiliate of us, other than our former advisor and its affiliates.

Principal Stockholders

The following table sets forth, as of February 1, 2010, ownership information with respect to our common stock and partnership units in our operating partnership, for those persons known to us to be the beneficial owner of 5% or more of our outstanding common stock, each of our named executive officers, directors and director nominees, individually, and all of our executive officers and directors, as a group.

	Common Stock			Common Stock and Units
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)	Number of Shares and Units Beneficially Owned(1)		Percent of Common Stock and Units(2)
Directors and Executive Officers
Thomas G. Wattles	1,030,334	(3)	*	2,668,785	(3)	1.1%
Philip L. Hawkins	671,480	(4)	*	1,297,502	(4)	*
Phillip R. Altinger	59,170	(5)	*	67,865	(5)	*
Thomas F. August	35,533	(6)	*	44,228	(6)	*
John S. Gates, Jr.	60,533	(7)	*	69,228	(7)	*
Tripp H. Hardin	39,000	(8)	*	47,695	(8)	*
John C. O’Keeffe	36,688	(9)	*	45,383	(9)	*
Bruce L. Warwick	77,884	(10)	*	86,579	(10)	*
Stuart B. Brown	144,601	(11)	*	266,501	(11)	*
Daryl H. Mechem	186,224	(12)	*	656,449	(12)	*
Michael J. Ruen	221,700	(13)	*	454,786	(13)	*
Stephen K. Schutte	59,221	(14)	*	119,912	(14)	*
All directors and officers as a group (13 persons)	2,675,874	(15)	1.3%	6,061,047	(15)	2.5%

Five Percent Stockholders
The Vanguard Group, Inc.(16)	18,864,780		9.0%	18,864,780		8.0%
Davis Selected Advisers, L.P.(17)	17,674,247		8.5%	17,674,247		7.5%
BlackRock, Inc.(18)	15,996,934		7.7%	15,996,934		6.8%
DIAM Co., Ltd.(19)	13,874,192		6.7%	13,874,192		5.9%
AEW Capital Management, L.P.(20)	10,540,300		5.1%	10,540,300		4.5%
Invesco Ltd.(21)	10,534,528		5.1%	10,534,528		4.5%

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock or units, except to the extent authority is shared by spouses under community property laws. Unless otherwise listed, the address of each of the stockholders is c/o DCT Industrial Trust Inc., 518 17th Street, Suite 800, Denver, Colorado 80202.

*	Less than 1.0% of the outstanding securities of our company and its subsidiaries.
(1)

“Number of shares beneficially owned” includes shares of common stock that may be acquired by (i) exercising stock options within 60 days of February 1, 2010 or (ii) converting phantom shares vested or vesting within 60 days of February 1, 2010 to actual shares, but does not include shares of common stock that may be acquired by redeeming OP units in our operating partnership. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of common stock that may be acquired by converting all unvested phantom shares and redeeming OP units in our operating partnership assuming that (i) all outstanding OP units are immediately redeemable/exchangeable, (ii) all outstanding LTIP units have vested in full and have been converted into an equal number of OP units and (iii) all OP units have been exchanged for shares of common stock. Pursuant to the limited partnership agreement of our operating partnership, after receiving a redemption notice from a unit holder, our operating partnership must redeem units for cash or, at our option, shares of common stock on a one-for-one basis, subject to certain conditions including that such OP units have been issued and outstanding for at least a year. The terms of the LTIP units are described in “Executive and

Director Compensation-Compensation Discussion and Analysis-Long-Term Equity Incentive Compensation-LTIP Units.”
(2)	As of February 1, 2010, 208,524,496 shares of common stock, 26,969,115 OP units and 1,288,332 LTIP units were outstanding. To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable, or conversion of phantom shares vested or vesting within 60 days of February 1, 2010 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of common stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of common stock, except that in performing this calculation we assume that: (i) all outstanding LTIP units held by all persons have vested in full and have been converted into an equal number of OP units, (ii) all OP units held by all persons, other than us, have been exchanged for shares of common stock and (iii) all phantom shares held by all persons, whether vested or not, have been converted into shares of common stock.
(3)	Includes 623,438 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Also, includes 191,408 shares held by Thomas and Joan Wattles Revocable Trust and 215,489 shares held by TGW Investors LLC. Additionally, the “number of shares and units beneficially owned” column includes 1,638,451 OP units held by TGW Investors LLC.
(4)	Includes 375,105 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Additionally, the “number of shares and units beneficially owned” column includes 626,022 LTIP units (of which 70,608 are currently vested).
(5)	Includes 7,422 vested phantom shares and 15,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Additionally, the “number of shares and units beneficially owned” column includes 8,695 phantom shares that are not currently vested.
(6)	Includes 4,274 vested phantom shares. Additionally, the “number of shares and units beneficially owned” column includes 8,695 phantom shares that are not currently vested.
(7)	Includes 10,533 shares held by the John S. Gates Jr. Trust and 50,000 shares owned by the Gates Charitable Trust. Additionally, the “number of shares and units beneficially owned” column includes 8,695 phantom shares that are not currently vested.
(8)	Includes 2,277 shares held through a trust for the benefit of Mr. Hardin, an additional 1,190 shares held through his profit sharing plan (self-directed), and 7,422 vested phantom shares. Also includes 25,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Additionally, the “number of shares and units beneficially owned” column includes 8,695 phantom shares that are not currently vested.
(9)	Includes 25,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Additionally, the “number of shares and units beneficially owned” column includes 8,695 phantom shares that are not currently vested.
(10)	Includes 15,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010 and 4,274 vested phantom shares. Also, includes 42,000 shares held by the Fairfield Darien Green Associates Limited Partnership. Additionally, the “number of shares and units beneficially owned” column includes 8,695 phantom shares that are not currently vested.
(11)	Includes 102,959 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010 and 6,981 shares of restricted stock. Additionally, the “number of shares and units beneficially owned” column includes 121,900 LTIP units (of which 22,772 are vested as of February 1, 2010).
(12)	Includes 113,247 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Additionally, the “number of shares and units beneficially owned” column includes 130,225 LTIP units (of which 46,154 are vested as of February 1, 2010) and 340,000 OP Units.

(13)	Includes 48,387 shares of unvested restricted stock and 126,607 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Additionally, the “number of shares and units beneficially owned” column includes 60,864 LTIP units (of which 32,352 are vested as of February 1, 2010) and 172,222 OP Units.
(14)	Includes 56,721 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after February 1, 2010. Additionally, the “number of shares and units beneficially owned” column includes 60,691 LTIP units (of which 22,245 are vested as of February 1, 2010).
(15)	Includes an aggregate of 1,168,937 shares of common stock, 2,301,784 OP units, 1,031,219 LTIP units, 52,170 phantom shares and 1,506,937 shares of common stock underlying currently exercisable stock options which will become exercisable within 60 days after February 1, 2010. See also notes (3)—(14) above.
(16)	Information regarding The Vanguard Group, Inc. is based solely upon a Schedule 13G filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 5, 2010. The Vanguard Group, Inc. reported sole voting power with respect to 307,034 shares and sole investment power with respect to 18,557,746 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(17)	Information regarding Davis Selected Advisers, L.P. is based solely upon a Schedule 13G filed by Davis Selected Advisers, L.P. with the Securities and Exchange Commission on February 12, 2010. Davis Selected Advisers, L.P. reported sole voting power with respect to 2,671,800 shares and sole investment power with respect to 17,674,247 shares. The address of Davis Selected Advisers, L.P. is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85756.
(18)

Information regarding BlackRock, Inc. is based solely upon a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2010. BlackRock, Inc. reported sole voting power and sole investment power with respect to 15,996,934 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(19)	Information regarding DIAM Co., Ltd. is based solely upon a Schedule 13G filed by DIAM Co., Ltd. with the Securities and Exchange Commission on January 21, 2010. DIAM Co., Ltd. reported sole voting power and sole investment power with respect to 13,874,192 shares. The address of DIAM Co., Ltd. is 3-1 Marunouchi 3-chome, Chiyoda-ku, Tokyo, 100-0005 Japan.
(20)	Information regarding AEW Capital Management, L.P. is based solely on a Schedule 13G filed jointly by AEW Capital Management, L.P. and AEW Capital Management, Inc. with the Securities and Exchange Commission on February 12, 2010. AEW Capital Management, L.P.’s address is World Trade Center East, Two Seaport Lane, Boston, MA 02110-2021. The Schedule 13G filed by AEW indicates that AEW Capital Management, L.P. and AEW Capital Management, Inc. have sole voting power with respect to 8,819,100 shares, sole investment power with respect to 10,540,300 shares and no shared voting or investment power.
(21)	Information regarding Invesco Ltd. (“Invesco”) is based solely on a Schedule 13G filed jointly by Invesco Ltd., Invesco Institutional (N.A.), Inc., Invesco Global Asset Management (N.A.), Inc., Invesco Management S.A., Invesco PowerShares Capital Management and Invesco PowerShares Capital Management Ireland Ltd. with the SEC on February 11, 2010. Invesco’s address is 1555 Peachtree Street NE, Atlanta, GA 30309. The Schedule 13G filed by Invesco indicates that (a) Invesco Institutional (N.A.), Inc. has sole voting power with respect to 6,773,130 shares, sole investment power with respect to 10,242,767 shares, shared voting power with respect to 124,375 shares and shared investment power with respect to 50,000 shares, (b) Invesco Global Asset Management (N.A.), Inc. has sole investment power with respect to 220,600 shares and no voting or shared investment power, (c) Invesco Management S.A. has sole voting and investment power with respect to 4,700 shares and no shared voting or investment power, (d) Invesco PowerShares Capital Management Ireland Ltd. has sole voting and investment power with respect to 947 shares and no shared voting or investment power and (e) Invesco PowerShares Capital Management has sole voting and investment power with respect to 15,514 shares and no shared voting or investment power.

Transactions with Related Persons

The Internalization

On October 10, 2006, pursuant to a contribution agreement, our operating partnership acquired our former affiliated external advisor, Dividend Capital Advisors LLC, or our former advisor, from Dividend Capital Advisors Group LLC, the parent company of our former advisor, or DCAG, for an aggregate of 15,111,111 OP units, which included the modification of a special series of units, or the special units, of limited partnership interest in our operating partnership held by DCAG into 7,111,111 OP units. We refer to this transaction as the Internalization. In connection with the Internalization, our former advisor became a wholly-owned subsidiary of our operating partnership and certain employees of, or consultants to, our former advisor or its affiliates became our employees.

Some of our directors and officers had material financial interests in the Internalization as of October 10, 2006. Mr. Wattles had indirect beneficial ownership and control with his spouse of a 12.825% membership interest in DCAG and was entitled to receive 8.084% of the net cash flows of DCAG, which we refer to as a cash flow interest; and James R. Mulvihill, our former director who resigned on June 8, 2009, had indirect beneficial ownership and control with his spouse of a 23.014% membership interest in DCAG and a 12.280% cash flow interest. Furthermore, Messrs. Cochran, Mechem, Murphy and Ruen, pursuant to certain contractual arrangements, had an aggregate 9.987% cash flow interest in DCAG. None of our officers or directors had a cash flow interest in DCAG as of December 31, 2009.

On July 21, 2006, our operating partnership entered into a contribution agreement with DCAG to acquire our former advisor. In the Internalization, the entire outstanding membership interest and all economic interests in our former advisor were contributed by DCAG to our operating partnership. The contribution agreement obligated us to nominate an individual designated by DCAG to our board at our annual meetings of our stockholders to be held in 2007, 2008 and 2009, in each case to serve a one-year term. DCAG designated James Mulvihill for nomination at our 2007, 2008 and 2009 annual meetings of stockholders.

Pursuant to the contribution agreement, subject to certain qualifications and limitations, DCAG agreed to indemnify and hold harmless us, our subsidiaries and certain other parties related to us from all losses relating to breaches of the representations and warranties made by DCAG in the contribution agreement, breaches of the representations and warranties made by DCAG in the pledge agreement (described below) and breaches of certain of the covenants made by DCAG in the contribution agreement. In addition, subject to certain qualifications and limitations, we agreed to indemnify and hold harmless DCAG, our former advisor and certain other parties related to them from all losses relating to inaccuracies in the representations and warranties made by us or our operating partnership in the contribution agreement, the other transaction documents or certain certificates and breaches of certain of the covenants made by us or our operating partnership in the contribution agreement or the other transaction documents. In general, the representations and warranties survived the closing of the Internalization until January 10, 2010; however, certain of our and DCAG’s representations and warranties did not survive the closing or are subject to shorter survival periods. Both DCAG’s indemnification obligations for breaches of representations and warranties and our indemnification obligations for breaches of representations and warranties are subject, with limited exceptions, to a $350,000 deductible and are subject to a cap of $170.0 million. DCAG may elect to pay any indemnity obligation in cash or by surrender of the OP units received in connection with the Internalization on the basis of the OP units’ market value, as defined in the contribution agreement, on the date of surrender.

In the contribution agreement, DCAG agreed to secure its indemnification obligations under the contribution agreement by entering into a pledge agreement with us. Pursuant to the pledge agreement, DCAG pledged in our favor the following (or any substituted collateral permitted pursuant to the pledge agreement): (a) from the closing date of the Internalization until January 10, 2008 (which we refer to as the lockup period), all of the OP units received in the Internalization, (b) from January 10, 2008 until October 10, 2008 (which we refer to as the first follow-on period), cash and/or OP units having a fair market value of $20.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the first follow-on period, (c) from October 10, 2008 until October 10, 2009 (which we refer to as the second follow-on period), cash and/or OP units having a fair market value of $10.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the second follow-on period, and (d) following the end of the second follow-on period, assets having a fair market value equal to the amount of unresolved indemnification claims asserted before the end of the second follow-on period until those claims are resolved. Under the terms of the pledge agreement, we hold a first-priority security interest in all of the assets pledged pursuant to the pledge agreement (or any substituted collateral). As of February 1, 2010—we had not made any claims under these indemnification obligations.

In addition, as part of the Internalization, we entered into a registration rights agreement with DCAG in respect of any shares of common stock acquired or otherwise owned by or issuable to DCAG or its permitted transferees upon exchange of the OP units issued in the Internalization, which requires us, on up to two occasions, on demand of DCAG or its permitted transferees, to prepare and file a registration statement that covers the resale of the shares specified in the demand and provides for certain additional arrangements relating to those registration rights.

Agreements with Affiliates of DCAG

Shared Services Agreement

During 2009 we renewed our transitional services agreement with Overhead Services, Inc., formerly DC Services, LLC, or Overhead Services, an affiliate of DCAG, whereby we receive enumerated transitional services, including IT services, human resources, payroll and accounts payable services, necessary to operate our business for a one-year period for a monthly fee of approximately $50,000. During 2009, we paid approximately $0.6 million to Overhead Services pursuant to this agreement. Overhead Services continues to provide us certain shared services in 2010 for a monthly fee of approximately $54,400.

DCTRT Joint Ventures

We entered into a strategic relationship with Divided Capital Total Realty Trust Inc., or DCTRT, whereby we entered into three joint ventures with DCTRT and/or its affiliates to serve as the exclusive vehicles through which DCTRT would acquire industrial real estate assets in certain major markets in which we currently operate. The exclusivity provisions, which have now expired, remained in effect so long as we introduced a certain minimum amount of potential acquisition opportunities within a specified time frame for each joint venture. In addition, as described below, we had entered into non-competition agreements with Mr. Mulvihill, which generally restricted his ability to engage in various activities in North America in respect of industrial real estate and which expired on October 10, 2009. The non-competition agreements contained certain exceptions, including a provision that Mr. Mulvihill can provide various services to DCTRT and other related entities if (and only for so long as) the DCTRT exclusivity provisions described above remain in effect.

We act as the managing member of these joint ventures, subject to the approval of major decisions by DCTRT, and earn an asset management fee of 45 basis points per annum on assets under management, an acquisition fee of 50 basis points of the joint venture’s pro rata share of the purchase price (including any assumed debt, but excluding certain transaction costs) of assets it acquires and, under certain circumstances, a construction management fee and a disposition fee. Distributions of available cash will be paid (1) to us and DCTRT, pari passu, in accordance with our respective percentage interests, until DCTRT has received an 8.5% internal rate of return; (2) after DCTRT has received an 8.5% internal rate of return, 80.0% to us and DCTRT, pari passu, in accordance with our respective percentage interests and 20.0% to us, until DCTRT has received a 13.0% internal rate of return; and (3) after DCTRT has received a 13.0% internal rate of return, 70.0% to us and DCTRT, pari passu, in accordance with our respective percentage interests and 30.0% to us. Each joint venture will be funded as follows: (1) an equity contribution from DCTRT to the joint venture (which generally will be not less than approximately 80.0% of the joint venture’s required equity capitalization); (2) an equity contribution from us to the joint venture (which generally will be up to 20.0% of the joint venture’s required equity capitalization); and (3) secured debt financing to be obtained by the joint venture with a targeted loan-to-value of no less than 55.0% and no more than 75.0%. Our actual ownership percent may vary depending on amounts of capital contributed and the timing of contributions and distributions.

On September 1, 2006, we entered into the first joint venture, TRT-DCT Industrial Joint Venture I, or TRT-DCT Venture I. As of December 31, 2009, this joint venture owned real estate assets with a gross book value of approximately $213.6 million and had $117.9 million of debt. During the year ended December 31, 2009, we did not contribute any assets to TRT-DCT Venture I and no further assets are planned to be acquired by this joint venture. In June 2007, we issued a secured $16.0 million, 6.0% interest note, maturing on July 1, 2014 to TRT-DCT Venture I. The note is guaranteed by us until all related obligations are satisfied. TRT-DCT Venture I paid $962,496 and $80,208 in interest on the note during the fiscal year 2009 and January 2010, respectively. No principal has been paid on the note through January 31, 2010.

As co-general partner, we make the initial determination as to whether an asset will be acquired by TRT-DCT Venture I, and this determination is then subject to DCTRT’s review and approval. With respect to our own assets, if the proposed asset has been owned by us for four months or less and no significant leasing, development or repositioning of the asset has occurred, the purchase price for the asset is equal to our total gross cost basis and, if the proposed asset has been owned by us for more than four months or significant leasing, development or repositioning of the asset has occurred, the purchase price for the asset is equal to the asset’s fair market value as determined by an unaffiliated appraiser plus incremental third-party costs including legal, due diligence and debt financing expenses. However, we have no obligation to sell an asset if the appraised value is less than our cost basis. Assets that are acquired from third parties are valued at the acquisition’s total gross cost, which includes the purchase price, due diligence costs and closing costs. We will receive an acquisition fee of 50 basis points as described above in connection with all assets that are contributed or sold.

On March 27, 2007, we formed our second joint venture with DCTRT, TRT-DCT Industrial Joint Venture II, G.P., or TRT-DCT Venture II, pursuant to which TRT-DCT Venture II may own up to $190.75 million of industrial properties. During 2009 we did not contribute any assets to TRT-DCT Venture II and as of December 31, 2009 this joint venture owned real estate assets with a gross book value of approximately $95.1 million and had $55.5 million of debt. TRT-DCT Venture II is structured and funded in a manner similar to TRT-DCT Venture I. During 2010, additional assets may be (1) contributed by us to TRT-DCT Venture II, (2) sold by us to DCTRT pursuant to terms described in the partnership agreement, or (3) acquired by TRT-DCT Venture II through third-party purchases.

We formed our third joint venture with DCTRT, TRT-DCT Industrial Joint Venture III, G.P., (“TRT-DCT Venture III”), on September 9, 2008. TRT-DCT Venture III is structured and funded in a manner similar to TRT-DCT Venture I and II. As of December 31, 2009, TRT-DCT Venture III owned real estate assets with a gross book value of approximately $31.1 million. During 2009, no properties were acquired by TRT-DCT Venture III.

Although he is not an officer, director or employee of DCTRT, Mr. Mulvihill serves as manager to the parent of DCTRT’s advisor. In such capacity, he provides consultative support on the business plan of DCTRT and participates on its Advisor Investment Committee.

Non-Competition Agreement

In connection with the Internalization, we entered into a non-competition agreement with Mr. Mulvihill. Pursuant to the non-competition agreement, which terminated on October 10, 2009, Mr. Mulvihill agreed not to, individually or together with any other person or entity, directly or indirectly, (1) engage in the business of owning, acquiring, developing or managing industrial real estate located anywhere in North America, for his own account, (2) render any managerial, consulting or other services to any person or entity who or which is engaged in such business (other than us, our operating partnership or any of our or its respective subsidiaries), or (3) become a partner, member, manager, shareholder, principal, agent, employee, trustee or consultant of any person or entity engaged in such business (other than us, our operating partnership or any of our or its respective subsidiaries).

Transactions with Related Person Approval Policy

Our corporate governance guidelines set forth in writing our transactions with related person approval policy. According to this policy, each related person transaction must be reviewed and approved in advance by the audit committee or, for contributions, acquisitions, and dispositions of real property, the investment committee; provided that if we enter into a transaction without recognizing that it constitutes a related person transaction, this approval requirement can be satisfied if the transaction is subsequently ratified by the audit committee or investment committee, as applicable. Our transactions with related person approval policy under our corporate governance guidelines covers all transactions with related parties required to be disclosed in the proxy statement under SEC rules and all other related person transactions in which the amount involved exceeds $60,000.

Our code of business conduct and ethics sets forth in writing the standards, policies and procedures that the Company follows in situations where there is a possibility of a conflict of interest. Each employee, officer or director is expected to avoid any situation in which his or her personal interests conflict, or have the appearance of conflicting, with those of the Company. All employees, officers and directors must promptly and fully disclose the occurrence of any situation that may amount to such conflict of interest, including the existence of a personal direct or indirect financial interest in a transaction, to our general counsel. Non-employee directors are expected to make appropriate disclosures to our board and recuse themselves from board decisions with respect to transactions involving the Company to which they are an interested party. A waiver with respect to any transaction involving a director or officer that may violate our code of business conduct and ethics may be made only by the board of directors or by the nominating and corporate governance committee and must be promptly disclosed to our stockholders in accordance with all applicable laws and regulations. Our code of business conduct and ethics may or may not cover all transactions with related parties required to be disclosed in the proxy statement under SEC rules.

Our transactions with related persons approval policy under our corporate governance guidelines and our code of business conduct and ethics were put in place after the Internalization and did not apply to the Internalization or the other agreements described above that were entered into in connection with the Internalization, including the contribution agreement, the non-competition agreement and TRT-DCT Venture I. These transactions were reviewed by a special committee of our board comprised of all of our then independent directors that was formed to review, consider and negotiate the terms and conditions of the Internalization and its related transactions and to make recommendations to our entire board regarding these transactions.

Executive and Director Compensation

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our President and Chief Executive Officer, Chief Financial Officer, our former President and Chief Investment Officer, James D. Cochran, and the other three most highly-compensated executive officers as of the end of 2009 as determined in accordance with applicable SEC rules, who are collectively referred to as our named executive officers or, in this “Compensation Discussion and Analysis” section, our executives. Our named executive officers are as follows: Philip L. Hawkins, President and Chief Executive Officer; James D. Cochran, former President and Chief Investment Officer; Stuart B. Brown, Chief Financial Officer; Daryl H. Mechem, Managing Director, West Region; Michael J. Ruen, Managing Director, East Region; and Stephen K. Schutte, Senior Vice President and General Counsel.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	Attract and retain top contributors to ensure that we have the caliber of executive needed to perform at the highest levels of the industry;

•

Create and maintain a performance-driven organization, by providing upside compensation opportunity for outstanding performance and downside compensation risk in the event of performance below expectations;

•

Align the interests of our executives and stockholders by motivating executives to increase stockholder value along with the achievement of other key corporate goals and objectives and rewarding executives when stockholder value increases;

•

Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to company and individual performance based on position responsibilities and ability to influence financial and organizational results;

•	Provide flexibility and allow for discretion in applying our compensation principles in order to appropriately reflect individual circumstances as well as changing business conditions and priorities;

•	Motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives, and reward them for meeting these objectives; and

•	Reinforce our entrepreneurial culture.

Additionally, we generally take into account the tax treatment of the compensation of our executives, including the expected tax treatment to our executives and whether we will be able to deduct the amount of any compensation paid as a result of limitations under Section 162(m) of the Internal Revenue Code or otherwise. To the extent consistent with our other compensation objectives, we attempt to preserve the deductibility of the compensation that we pay to our executives, for example, through the use of non-qualified stock options instead of options qualifying as incentive stock options under Section 422 of the Internal Revenue Code. However, in order to appropriately compensate our executives and maintain the flexibility we desire in our bonus programs, we are prepared to exceed the $1 million limit under Section 162(m) for compensation to our named executive officers. Additionally, we use LTIP units or offer to executives the choice of LTIP units, which may be more advantageous to executives from a tax perspective than other types of full-value awards as described below under “Our Compensation Programs—Long-Term Equity Incentive Awards—LTIP Units,” but result in the loss of a tax deduction for us.

Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Additionally, we have entered into employment agreements with each of our named executive officers, other than Mr. Schutte, that provide for payments and other benefits in connection with a termination of employment. We have entered into a change of control agreement with Mr. Schutte that provides for payments and other benefits in connection with a termination of employment in connection with or following a change-in-control. Overall, we designed our executive compensation programs to achieve the objectives described above. In particular, consistent with the emphasis we place on maintaining a performance-driven organization and aligning the interests of our executives and stockholders, long-term equity incentive compensation constitutes a significant portion of our total executive compensation. We also structured our annual cash incentive bonuses to take into account our actual performance compared to predetermined performance goals, but also provide flexibility and allow for discretion to appropriately reflect individual circumstances as well as changing business conditions and priorities. Previously, in determining the mix of the different elements of executive compensation for 2007, we considered the mix being offered by comparable companies. At that time, we generally structured the mix of base salary, target annual cash incentive bonuses and target long-term equity incentive compensation to approximate the average mix for our peers, except that we placed a greater emphasis on long-term equity incentive compensation. For 2008 and 2009, we generally kept the mix of the different elements of executive compensation consistent with the mix for 2007 recognizing that each year, depending on actual performance during the year, the amount of cash incentive bonuses paid and long-term equity incentive compensation granted relative to base salary will necessarily fluctuate.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers for 2009 under each of these elements. In the descriptions below, we highlight particular compensation objectives that are addressed by specific elements of our executive compensation program; however, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element, to a greater or lesser extent, serves each of our objectives.

Peer Group Data

In order to assist us in determining the amount of executive compensation to pay, in 2007, we engaged the services of FPL Associates, L.P., a nationally recognized consulting firm specializing in advisory services for the real estate industry, to analyze our executive compensation versus current market practices and summarize key compensation trends in the industry. As part of FPL Associates’ engagement, the compensation committee directed FPL Associates to, among other things, compare our executive compensation with competitive market compensation data for two different peer groups: an asset-based peer group consisting of eight public REITs with an industrial asset class focus; and a size-based REIT peer group consisting of 19 public REITs similar in size to our company, but in varying asset classes. In addition, the compensation committee directed FPL Associates to compare the compensation of Messrs. Cochran and Ruen with competitive market compensation data for an additional peer group of private companies, consisting of 17 private companies that are active investors in, or developers of, industrial real estate. These three peer groups included the following companies, which were identified by FPL Associates based on discussions with the compensation committee and our Chief Executive Officer:

Asset-Based Peer Group	Size-Based Peer Group	Private Company Peer Group
AMB Property Corporation	Alexandria Real Estate Equities, Inc.	American Realty Advisors
Duke Realty Corporation	BRE Properties, Inc.	Birtcher Real Estate Group
EastGroup Properties, Inc.	Corporate Office Properties Trust	CenterPoint Properties
First Industrial Realty Trust, Inc.	Cousins Properties Incorporated	Dermody Properties (DP Partners)
First Potomac Realty Trust	Equity One, Inc.	Flagler Development Company
Liberty Property Trust	Glimcher Realty Trust	Hillwood Development Corporation
ProLogis	Healthcare Realty Trust, Inc.	Industrial Developments International, Inc.
PS Business Parks, Inc.	Highwoods Properties, Inc.	ING Clarion Partners
	Home Properties, Inc.	JPMorgan Asset Management
	Kilroy Realty Corporation	Morgan Stanley Investment Management
	Lexington Realty Trust	Panattoni Development Company
	Mid-America Apartment Communities, Inc.	The RREEF Funds
	Nationwide Health Properties, Inc.	The Carson Companies
	Omega Healthcare Investors, Inc.	The Pizzuti Companies
	Pennsylvania Real Estate Investment Trust	USAA Real Estate Company
	Post Properties, Inc.	Walton Street Partners
	PS Business Parks, Inc.	Watson Land Company
Realty Income Corporation
Washington Real Estate Investment Trust

The peer group data presented was based on historical 2006 information, and included information regarding base salary, total annual cash compensation, annual long-term incentive award value, total annual cash and long-term incentive award values, maximum multi-year long-term incentive compensation opportunity and total remuneration. For each of the peer groups, we reviewed information at the 25th, 50th and 75 th percentiles and average information for positions comparable to each of our executives’ positions, with adjustments determined by FPL Associates, as necessary, to reflect our executives’ actual responsibilities.

Overall, our analysis of this competitive market compensation data was an important component in our decisions regarding executive compensation. For 2008, we used this competitive market compensation data in the determination of the amounts to pay to our executives as base salary and the target amounts for our annual cash incentive bonuses and long-term equity grants, both of which were established in early 2008. At that time, we did not target a single percentile or range of percentiles to be used consistently for all of our executives, but rather we used this information in connection with a number of factors, including, among others, the individual experience and skills of, and expected contributions from, our executives; the difficulty that we would have in replacing each of our executives; and the target levels of compensation established in each of our executive’s employment agreement. Additionally, we used private company peer group information as an additional data point for purposes of determining the compensation of Messrs. Cochran and Ruen. We used this information for Messrs.

Cochran and Ruen because of the similarity in the roles of executives in capital deployment functions (e.g., acquisitions/investments and development) in both public and private companies and the significant competition among both public and private companies for executives serving in these roles. For 2009, based in large part on the significant economic dislocation that occurred during late 2008 and early 2009, we generally froze the levels of our executives’ base salaries and their target amounts for annual cash incentive bonuses and long-term equity grants at 2008 levels.

During 2009, the compensation committee again engaged FPL Associates to conduct a high-level benchmarking analysis for Messrs. Hawkins, Brown, Cochran, Mechem and Ruen. As part of FPL Associates’ engagement, the compensation committee directed FPL Associates to, among other things, compare our executive compensation with competitive market compensation data for two different peer groups: an asset-based peer group consisting of eight public REITs with an industrial asset class focus; and a size-based REIT peer group consisting of 13 public REITs similar in size to our company, but in varying asset classes. These two peer groups included the following companies, which were identified by FPL Associates:

Asset-Based Peer Group	Size-Based Peer Group
AMB Property Corporation	American Campus Communities, inc.
Duke Realty Corporation	BioMed Realty Trust, Inc.
EastGroup Properties, Inc.	Entertainment Properties Trust
First Industrial Realty Trust, Inc.	Equity LifeStyle Properties, Inc.
First Potomac Realty Trust	Equity One, Inc.
Liberty Property Trust	Mid-America Apartment Communities, Inc.
ProLogis	National Health Investors, Inc.
PS Business Parks, Inc.	National Retail Properties, Inc.
Omega Healthcare Investors, Inc.
Post Properties, Inc.
PS Business Parks, Inc.
Saul Centers, Inc.
Sovran Self Storage, Inc.

The peer group data presented was based on historical 2008 information, and included information regarding annual total compensation, target compensation mix and information regarding the use restricted stock and option awards. For total compensation, we reviewed our target and actual total compensation compared to total compensation paid by the companies in these peer groups at the median and for the range between the 25th and 75th percentiles for comparable positions, with adjustments determined by FPL Associates, as necessary, to reflect our executives’ actual responsibilities.

Overall, the compensation committee used this competitive market compensation data to gain a greater understanding of market practices and ensure that the compensation paid to our executives was within what the compensation committee viewed as an appropriate range compared to our peers. The compensation committee did not target a single percentile or range of percentiles to be used consistently for all of our executives, but rather we used this information in connection with a number of factors, including, among others, the individual experience and skills of, and expected contributions from, our executives, the difficulty that we would have in replacing each of our executives and current economic conditions.

Base Salary

We pay our executives a base salary, which we review and determine annually, subject to the commitments we have made to our executives in their employment agreements. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions during the coming year of our executives and our executives’ performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

During 2009, based in large part on the significant economic dislocation that occurred during late 2008 and early 2009, we generally froze the levels of our executives’ base salaries at 2008 levels. Base salaries in 2008 were based on our review of competitive market compensation data in late 2007 and early 2008. At that time, we determined that the base salaries for all of our named executive officers, other than our Chief Executive Officer, together with their target annual bonuses and target values for annual grants of long-term equity incentive compensation would provide total annual cash compensation and total annual compensation that was significantly less than the market median for the peer groups described above under “—Peer Group Data.” As a result, we determined to increase the base salaries of our named executive officers, in order to begin moving their total compensation closer to the market medians of our peer groups, with individual variances reflecting the individual experience and skills of, and expected contributions from, our executives and the subjective judgment of the compensation committee. In determining the specific changes to be made to our named executive officers’ base salaries, we generally structured the mix of base salary, annual cash incentive bonuses and long-term equity incentive compensation to approximate the average mix for our peers, except that we placed a greater emphasis on long-term equity incentive compensation.

The following table sets forth the annual base salaries for our named executive officers for 2009 and 2008 and the percentage change, if any:

Named Executive Officer	2009 Base Salary	2008 Base Salary	Percentage Change
Philip L. Hawkins	$600,000	$600,000	—
James D. Cochran	$350,000	$350,000	—
Stuart B. Brown	$265,000	$265,000	—
Daryl H. Mechem	$260,000	$260,000	—
Michael J. Ruen	$260,000	$260,000	—
Stephen K. Schutte	$220,000	$220,000	—

In setting base salary, we also took into account the commitments that we have made to our executives in their employment agreements. At the beginning of 2009, we had employment agreements with each of our named executive officers, with the exception of Mr. Schutte. These employment agreements had been entered into during 2006 and, pursuant to these agreements, minimum annual base salaries for our named executive officers were established as follows: Mr. Hawkins’ minimum base salary was $575,000 per year, Mr. Cochran’s minimum base salary was $300,000 per year, Mr. Brown’s minimum base salary was $250,000 per year, Mr. Mechem’s minimum base salary was $250,000 per year and Mr. Ruen’s minimum base salary was $235,000 per year. In October 2009, we entered into new employment agreements with each of our then named executive officers, other than Mr. Schutte. Under these agreements, minimum annual base salaries for our named executive officers were established based on then current levels as follows: Mr. Hawkins’ minimum base salary is $600,000 per year, Mr. Brown’s minimum base salary is $265,000 per year, Mr. Mechem’s minimum base salary is $260,000 per year and Mr. Ruen’s minimum base salary is $260,000 per year.

Annual Cash Incentive Bonuses

Our executives are eligible to receive annual cash incentive bonuses each year primarily based upon their performance. Our annual cash incentive bonuses are intended to reward our executives with currently paid compensation based on annual performance.

Similar to base salary, the employment agreements that we entered into with each of our named executive officers, other than Mr. Schutte, provide for minimum target annual cash incentive bonuses. Under the terms of their respective employment agreements that were in place in early 2009 when we set target annual cash incentive bonuses, (1) Mr. Hawkins was eligible to receive a target annual cash bonus equal to at least 100% of his base salary, which was $600,000 for 2009, (2) Mr. Cochran was eligible to receive a target annual cash bonus of at least $200,000, (3) Mr. Brown was eligible to receive a target annual cash bonus of at least $200,000,

(4) Mr. Mechem was eligible to receive a target annual cash bonus of at least $125,000 and (5) Mr. Ruen was eligible to receive a target annual cash bonus of at least $90,000. In October 2009, following our determinations of target annual cash incentive bonus for 2009, we entered into new employment agreements with each of our then named executive officers, other than Mr. Schutte. These agreements superseded the prior employment agreements with these named executive officers and provided for the following minimum target annual cash incentive bonuses, which are based on 2009 targets: Mr. Hawkins—100% of base salary; Mr. Brown—$225,000; Mr. Mechem—$200,000; and Mr. Ruen—$200,000. The commitments in these employment agreements related to minimum targets, and we have discretion to establish the criteria that must be met for the annual bonuses to be paid and may grant annual bonuses in amounts above or below the target level based on our assessment of performance.

In the first quarter of 2009, we established target annual bonuses for each of our named executive officers. Similar to base salary, based in large part on the significant economic dislocation that occurred during late 2008 and early 2009, we generally froze the levels of our executives’ target annual cash incentive bonuses for 2009 at 2008 levels. The one exception was Mr. Mechem whose target annual bonus was increased from $175,000 to $200,000 primarily in order to maintain parallel target compensation for our two Managing Directors, Messrs. Mechem and Ruen, and to reflect the change in responsibilities for Mr. Mechem during the latter part of 2008. During the latter part of 2008, Mr. Mechem’s role was shifted from being responsible for property operations across our company to fully overseeing all aspects of the Western Region of our company, including property operations, investments and development in that region and Mr. Ruen’s role was shifted from being responsible for capital deployment in the eastern United States and development to fully overseeing all aspects of the Eastern Region of our company, including property operations, investments and development in that region. For 2008, our decisions regarding the amount of the target annual bonuses was based on our analysis of competitive market compensation data. At that time, we determined that, for all of our named executive officers other than our Chief Executive Officer, if we paid an amount equal to the target annual bonus for the prior year, which for each of Messrs. Hawkins, Cochran, Brown, Mechem and Ruen equaled the minimum target required under such executive’s employment agreement, we would be providing total annual cash compensation and total annual compensation that was significantly less than the market median for the peer groups described above under “—Peer Group Data.” As a result, we determined to increase the target annual bonus amounts for our named executive officers, other than our Chief Executive Officer, for 2008 in order to begin moving their total compensation closer to the market medians of our peer groups, with individual variances reflecting the individual experience and skills of, and expected contributions from, our executives and the subjective judgment of the compensation committee. For 2008, we determined to keep our Chief Executive Officer’s target annual bonus equal to the amount provided for in his employment agreement, as this target annual bonus was more closely aligned with the market medians of our peer groups than those of our other named executive officers.

The following table sets forth the target annual bonuses for each of our named executive officers for 2009 and 2008:

Named Executive Officer	2009 Target Bonus	2008 Target Bonus	Percentage Change
Philip L. Hawkins	$600,000	$600,000	—
James D. Cochran	$350,000	$350,000	—
Stuart B. Brown	$225,000	$225,000	—
Daryl H. Mechem	$200,000	$175,000	14.3%
Michael J. Ruen	$200,000	$200,000	—
Stephen K. Schutte	$130,000	$130,000	—

In the first quarter of 2009, we established performance objectives for our named executive officers that were also intended to serve as guidelines for our determination regarding the actual bonuses to be paid to these executives. Included among these performance objectives were (1) corporate objectives that were generally consistent for all executives, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, per share targets, (2) strategic or departmental objectives that were focused on the primary areas of responsibility for each executive and (3) individual objectives. The strategic, departmental and individual objectives for each of our named executive officers, other than Mr. Cochran who did not receive an annual bonus for 2009 as he resigned prior to the end of 2009, were based on the following:

Named Executive Officer	Strategic/Departmental and Individual Objectives

Philip L. Hawkins	Objectives relating to balance sheet management (including annual fixed charge coverage and leverage ratios) and operations (including net operating income and average occupancy), and the executive’s overall leadership, success in implementing specific organizational changes and effectiveness in investor communications;

Stuart B. Brown	Objectives relating to balance sheet management (including annual fixed charge coverage and leverage ratios) and planning, financial reporting and accounting, the executive’s departmental leadership, effectiveness in investor communications and other individual objectives;

Daryl H. Mechem	Objectives relating to our net operating income and occupancy within the Western Region, capital expenditures and disposition activity, the executive’s leadership of the Western Region and other individual objectives;

Michael J. Ruen	Objectives relating to our net operating income and occupancy within the Eastern Region, net operating income from development assets, capital expenditures and disposition activity, the executive’s leadership of the Eastern Region and other individual objectives; and

Stephen K. Schutte	Objectives relating to the legal affairs and risk management of the Company and net operating income and occupancy targets in Northern California, Seattle and Mexico.

Although we did identify specific performance objectives, they were not designed to be applied, and were not applied, in a predetermined, formulaic manner to determine actual bonuses. Consistent with the intended design, in determining actual bonuses, we reviewed executive performance on a holistic basis taking into account the various changes in strategic direction and other unforeseen developments that occurred during the year as opposed to a strictly line-by-line comparison of actual performance compared to the specific predetermined performance objectives. In reviewing executive performance, the compensation committee considered, among others, the following aspects of our overall performance during 2009:

•

FFO, excluding severance costs and impairment losses, of $0.50 per diluted share for 2009, compared to the guidance regarding 2009 FFO that we provided in February 2009 of between $0.50 and $0.58 per diluted share, or $0.47 and $0.55 per diluted shares when adjusting for $0.03 of dilution from the July 2009 equity offering. The committee determined that the dilution from the equity offering should be considered, given that the board of directors determined that offering was in the best interest of our stockholders. AFFO per diluted share that was above the internal performance objective originally established was also considered. For these purposes, FFO per diluted share, excluding severance costs and impairment charges, was calculated by excluding severance costs of approximately $3.0 million and impairment charges of approximately $981,000, or approximately $0.02 per diluted share in the aggregate, from our FFO per diluted share for 2009. Our FFO per diluted share is calculated in the manner described in our annual report on Form 10-K for the year ended December 31, 2009.

•

Our maintenance of a strong balance sheet, with consolidated net debt to book value of total assets (less cash and before depreciation and amortization) of 36.1% as of December 31, 2009 and a fixed charge coverage ratio that was higher than the internal performance objective originally established.

•

Our operating performance, in light of current economic conditions, based on net operating income generated from our operating portfolio and percentage occupancy, both of which were generally lower than the internal performance objectives originally established.

The compensation committee also considered general survey data reported by FPL Associates regarding expected levels of cash bonus payouts during 2009 among public real estate organizations.

The following are the target and actual annual bonuses for each of our named executive officers for 2009, other than Mr. Cochran who did not receive a bonus for 2009, and the percentages of the target annual bonuses that were paid:

Named Executive Officer	2009 Target Bonus	2009 Actual Bonus	Percentage Payout
Philip L. Hawkins	$600,000	$480,000	80%
Stuart B. Brown	$225,000	$180,000	80%
Daryl H. Mechem	$200,000	$160,000	80%
Michael J. Ruen	$200,000	$160,000	80%
Stephen K. Schutte	$130,000	$104,000	80%

The compensation committee generally determined to set annual bonuses for 2009 at 80% of target for each of our executives who received a bonus based on its consideration of our performance and the performance of our executives during 2009.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of restricted stock, LTIP units in our operating partnership and stock options to executives as part of our total compensation package. There are two primary components of our long-term equity incentive awards: an annual grant program and a multi-year program.

Annual Grant Program

Under the annual grant program, our executives are eligible to receive annual grants of long-term equity incentive compensation. We determine our annual grants based on a dollar value, with 80% being paid in the form of restricted stock or LTIP units and 20% being paid in the form of stock options. Our annual grant program is intended to reward our executives with long-term compensation for annual performance. The primary objectives of this program are to incent our executives to achieve annual performance goals, further align the interests of our executives with our stockholders over the longer term and serve as a retention tool for our executives. We use a mix of restricted stock/LTIP units and stock options in order to provide an appropriate blend of downside risk and upside potential at the time of the initial award and in the future as our stock price may change.

Similar to annual cash incentive bonuses, the employment agreements that we entered into with each of our named executive officers, other than Mr. Schutte, provide for minimum target values for our annual grants. Under the terms of their respective employment agreements that were in place in early 2009 when we set minimum target values, the following were the minimum target values for annual grants for these named executive officers (1) Mr. Hawkins—$1,150,000, (2) Mr. Cochran—$500,000, (3) Mr. Brown—$250,000, (4) Mr. Mechem—$225,000, and (5) Mr. Ruen—$275,000. In October 2009, following our determinations of target value of annual grants for 2009, we entered into new employment agreements with each of our then named executive officers, other than Mr. Schutte. These agreements superseded the prior employment agreements with these named executive officers and provided for the following minimum target values for annual grants, which are based on 2009 targets: Mr. Hawkins—$1,150,000; Mr. Brown—$325,000; Mr. Mechem—$450,000; and Mr. Ruen—$450,000. The commitments in these employment agreements related to minimum target values; however, we have discretion to establish the criteria that must be met for the annual grants to be awarded and may grant awards with actual values above or below the target level based on our assessment of performance in order to fully motivate and reward our executives. These employment agreements also specify that the vesting of these awards must occur in equal annual installments over no more than five years.

In the first quarter of 2009, we established target values for the annual grants for each of our named executive officers. Similar to base salary and annual cash incentive bonus targets, based in large part on the significant economic dislocation that occurred during late 2008 and early 2009, we generally froze the levels of the target values for the annual grants for each of our executives for 2009 at 2008 levels. The one exception was Mr. Mechem whose target value was increased from $350,000 to $450,000 primarily in order to maintain parallel target compensation for our two Managing Directors, Messrs. Mechem and Ruen, and to reflect the change in responsibilities for Mr. Mechem during the latter part of 2008 as discussed above under “—Annual Cash Incentive Bonuses.” For 2008, our decisions regarding the amount of the target values was based on our analysis of competitive market compensation data. At that time, similar to the target annual cash bonuses, for all of our executives other than our Chief Executive Officer, we determined that, if we granted equity awards with a value equal to the target value for the annual grants for the prior year, which for each of Messrs. Hawkins, Cochran, Brown, Mechem and Ruen equaled the minimum target required under such executive’s employment agreement we would be providing total annual compensation and, in some cases, total annual equity compensation to these executives that was significantly less than the market median for the peer groups described above under “Peer Group Data.” As a result, we determined to increase the target values for our named executive officers, other than our Chief Executive Officer, for 2008 in order to begin moving these executives’ total compensation closer to the market medians of our peer groups, with individual variances reflecting the individual experience and skills of, and expected contributions from, our executives and the subjective judgment of the compensation committee. For 2008, we determined to keep our Chief Executive Officer’s target value equal to the amount provided for in his employment agreement, as this target value was more closely aligned with the market medians of our peer groups than those of our other named executive officers.

The following table sets forth the value of the target annual grants for each of our named executive officers for 2009 and 2008:

Named Executive Officer	2009 Target Value	2008 Target Value	Percentage Change
Philip L. Hawkins	$1,150,000	$1,150,000	—
James D. Cochran	$700,000	$700,000	—
Stuart B. Brown	$325,000	$325,000	—
Daryl H. Mechem	$450,000	$350,000	28.6%
Michael J. Ruen	$450,000	$450,000	—
Stephen K. Schutte	$200,000	$200,000	—

In the first quarter of 2009, we also established a number of performance objectives for our named executive officers that were also intended to serve as guidelines for our determination regarding the actual grants to be made to these executives. These performance objectives were the same performance objectives that we used in connection with the determination of annual cash bonuses, and they were evaluated in the same manner for purposes of determining actual equity grants for 2009. The compensation committee generally determined to set actual values for annual equity awards for 2009 at 90% of target for each of our executives who received a bonus based on its consideration of our performance and the performance of our executives during 2009. In making its determination, the compensation committee also considered general survey data reported by FPL Associates regarding expected levels of equity award grants compared to target during 2009 among public real estate organizations. Mr. Schutte received annual equity awards with a value greater than 90% of his target primarily in recognition of the additional duties assumed by Mr. Schutte following Mr. Cochran’s departure.

The following are the target and actual values of the annual equity awards for each of our named executive officers for 2009, other than Mr. Cochran who did not receive a annual equity awards for 2009, and the percentages of the target value that were awarded:

Named Executive Officer	2009 Target Value	2009 Actual Value	Percentage Granted
Philip L. Hawkins	$1,150,000	$1,035,000	90%
Stuart B. Brown	$325,000	$292,500	90%
Daryl H. Mechem	$450,000	$405,000	90%
Michael J. Ruen	$450,000	$405,000	90%
Stephen K. Schutte	$200,000	$192,000	96%

For each executive officer, 80% of the annual grant was made in the form of restricted stock or LTIP units, at the election of the executive, and 20% was made in the form of stock options. For purposes of determining the annual grants, we valued restricted stock and LTIP units based on, and set the exercise price of the stock options at, $4.56, which was the closing stock price of our common stock on February 11, 2010, the date the awards were approved. The stock options have a ten-year term and were valued at $1.39 per share, which was the ratio approved by the compensation committee at the time based on Black-Scholes valuation data provided by FPL Associates. Each of these annual equity awards vests over four years with 25% vesting on each of the first four anniversaries of January 1, 2010.

The following table sets forth the terms of the equity awards actually made to our named executive officer in 2010 with respect to 2009:

	LTIP Units	Stock Options
Named Executive Officer	(# of units)	(# of shares)	Exercise Price
Philip L. Hawkins	181,579	148,921	$4.56
Stuart B. Brown	51,316	42,086	$4.56
Daryl H. Mechem	71,053	58,273	$4.56
Michael J. Ruen	71,053	58,273	$4.56
Stephen K. Schutte	33,684	27,626	$4.56

Equity Award Grant Policy

In 2007, we adopted an equity award grant policy in order to formalize our approach regarding the timing and pricing of equity awards made to the named executive officers and all other employees. Under this policy, equity awards will only be made to existing employees on an annual basis or in connection with a promotion or other extraordinary event. The amount of annual awards will be determined at a pre-scheduled meeting of our compensation committee that is expected to be held in January or February of each year. Shares of restricted stock, LTIP units or other full-value awards granted as part of the annual awards will be denominated in dollars and will be priced based on the closing price of our common stock on the date of the meeting at which they were approved. Stock options granted as part of the annual awards will either be denominated in shares or dollars, will have an exercise price per share equal to the closing price of our common stock on the date of the meeting at which they were approved and, if denominated in dollars, will be for the number of shares determined using the formula approved by our compensation committee at the time of the grants. Promotional or extraordinary grants will be granted and priced on a quarterly basis on the third trading day following each of our quarterly earnings releases.

Multi-Year Outperformance Program

On January 11, 2010, the compensation committee adopted the DCT Industrial Trust Inc. Multi-Year Outperformance Program, or our multi-year outperformance program, which is a long-term incentive compensation program. The purpose of our multi-year outperformance program is to promote the progress and success of our company by encouraging our senior officers to create stockholder value in a “pay for performance” compensation structure.

Our multi-year outperformance program is intended to be an ongoing program under which we will grant new awards each year. Each year’s awards will entitle participants to receive shares of our common stock with a maximum value of $10 million based on the our absolute and relative total return to stockholders during the three-year performance period beginning on December 31st of the prior year. Half of each year’s awards will be based on our absolute total return to stockholders during the performance period and the other half will be based on our relative total return to stockholders during the performance period compared to the performance of the MSCI US REIT Index during the same period. The calculation of the awards is based on the following table

(provided that the aggregate award values set forth below will be pro-rated between the percentages set forth below to reflect actual performance that falls between the specific percentages set forth below):

Absolute Total Return		Relative Total Return
Percentage Per Year, Compounded Annually	Aggregate Award Value	Percentage of MSCI US REIT Index	Aggregate Award Value
<8%	$0	<100%	$0
8%	$500,000	100%	$500,000
9%	$1,000,000	102.5%	$1,000,000
10%	$1,500,000	105%	$1,500,000
11%	$2,000,000	107.5%	$2,000,000
12%	$2,500,000	110%	$2,500,000
13%	$3,000,000	112.5%	$3,000,000
14%	$3,500,000	115%	$3,500,000
15%	$4,000,000	117.5%	$4,000,000
16%	$4,500,000	120%	$4,500,000
= or > 17%	$5,000,000	= or > 122.5%	$5,000,000

Each participant’s award will be designated as a specified percentage of the aggregate award value earned during the performance period, and participants may also be entitled to a share of any unallocated portion of the aggregate award value. At the end of the performance period, the compensation committee will calculate the aggregate award value earned, and each participant will be issued shares of our common stock as of the end of the performance period with a value equal to that participant’s share of the aggregate award value. Half of the shares of common stock issued will be fully vested upon issuance at the end of the performance period and the remaining half will vest on the first anniversary of that date based on continued employment. We may also permit participants to elect to receive their awards in the form of LTIP units or other equivalent forms of equity in lieu of shares of common stock.

In the event of a change-in-control (as determined for purposes of our multi-year outperformance program) during a performance period, the performance period will be shortened to end on the date of the change-in-control and participants’ awards will be based on performance through that date. In such a case, the aggregate award value will be the larger of (i) a pro rated amount of the aggregate award value earned based on the portion of the performance period that actually elapsed or (ii) the aggregate award value that would have been earned if our annual percentage return to stockholders was calculated based on the aggregate total return actually achieved during such performance period, but assumed that such return had been generated over the full three-year performance period. Any shares of common stock earned upon a change-in-control will be fully vested upon issuance. In the event of a change-in-control after a performance period has ended, all unvested awards issued under our multi-year outperformance program for such performance period will fully vest.

If a participant’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the participant for good reason, in each case as determined under our multi-year outperformance program, the participant’s award will be calculated in the same manner as if a change-in-control occurred on the date of termination and any shares of common stock that are earned will be fully vested upon such date of termination. If such a termination occurs after the end of a performance period, then all of the participant’s unvested awards for such performance period will fully vest. If a participant is terminated for any other reason, the participant will forfeit all unearned awards and unvested shares granted under our multi-year outperformance program.

We are not obligated to grant awards under our multi-year outperformance program each year, and may grant awards in any given year with terms that vary from those set forth above in any respect, including, among other things, the performance hurdles, the aggregate award values and the performance period. All determinations, interpretations, and assumptions relating to the vesting and the calculation of the awards under our multi-year outperformance program will be made by the compensation committee.

On January 11, 2010, the Committee granted awards under our multi-year outperformance program for 2010. The terms of these 2010 awards are consistent with the general terms of our multi-year outperformance program described above and the three-year performance period for the 2010 awards will run from December 31, 2009 through December 31, 2012. The Committee granted 2010 awards with the following participation percentages under our multi-year outperformance program to the following named executive officers: Mr. Hawkins (18%); Mr. Brown (12%); Mr. Mechem (12%); Mr. Ruen (12%); and Mr. Schutte (9%).

Our previous outperformance program, the DCT Industrial Trust Inc. 2006 Outperformance Program, which was adopted in December 2006, was terminated early in the fourth quarter of 2009. No awards were earned under the 2006 Outperformance Program. The three-year performance period for that program was scheduled to expire on December 15, 2009, with service required through December 2011 for full vesting of the awards.

LTIP Units

In 2006, we established a program under our Amended and Restated 2006 Long-Term Incentive Plan, or the 2006 Plan, for the grant of other equity-based awards, valued by reference to shares of our common stock, consisting of equity interests in our operating partnership which we refer to as “long-term incentive units” or “LTIP units.” LTIP units will be issued as a separate class of units of limited partnership interest in our operating partnership. LTIP units, which can be granted either as free-standing awards or together with other awards under the 2006 Plan will be valued by reference to the value of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants would forfeit their LTIP units. Generally, LTIP unit awards, whether vested or unvested, entitle the holder to receive distributions from our operating partnership that are equivalent to the dividends and distributions that would be made with respect to the number of shares of our common stock underlying the LTIP unit award, though receipt of such distributions may be delayed or made contingent on vesting.

LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units into common units to produce a tax deduction for us. As profits interests, LTIP units initially will not have full parity, on a per-unit basis, with common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. This accretion to parity is driven, in part, by partnership tax rules and is based on the book capital account associated with LTIP units for tax purposes. Generally, the book capital account associated with LTIP units when they are initially issued is zero, while the book capital account associated with common units is equal on a per unit basis to the price per share of our common stock. Economic parity is reached when the book capital account of the LTIP units has grown, through special allocations of unrealized or realized gain, to be equal to that of an equal number of common units. Events that allow such special allocations under the partnership agreement and applicable federal tax regulations include: (1) our issuance of common stock, (2) the issuance by our operating partnership of common or other partnership units, (3) our repurchases of significant amounts of common stock for cash, and (4) the redemption by our operating partnership of common units for cash, in each case so long as the price of our common stock at the time is higher than the price on the date on which the LTIP units were initially issued. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, shares of our common stock on a one-for-one basis. However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant in the program could realize for a given number of LTIP units will be less than the value of an equal number of shares of our common stock and may be zero. Ordinarily, we anticipate that each LTIP unit awarded will be equivalent to an award of one share of common stock reserved under our 2006 Plan, thereby reducing the number of shares of common stock available for subsequent awards of stock options, shares of restricted stock, phantom shares, dividend equivalent rights and other equity-based awards on a one-for-one basis. However, our compensation committee has the authority to determine the number of shares of common stock underlying an award of LTIP units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership “capital account allocations,” to the extent set forth in the limited partnership agreement for our operating partnership, the Internal Revenue Code or applicable regulations, value accretion factors or conversion ratios.

LTIP units are designed to offer executives the same long-term incentive as shares of restricted stock, while allowing them to enjoy the more favorable U.S. federal income tax treatment available for “profits interests.” More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives often need to sell a portion of their vested shares upon vesting to pay taxes on their restricted stock awards from prior years, which may limit an executive’s ability to increase his or her equity ownership over the long term. Conversely, an executive would generally be taxed only when he or she chooses to liquidate his or her LTIP units. Therefore, an executive who wishes to hold his or her equity awards for the long term can do so in a more tax-efficient manner with LTIP units. In light of the trade-offs between increased tax efficiency and incremental economic risk involved in LTIP units as compared to restricted stock, it is generally our policy to allow eligible executives a choice between restricted stock and LTIP units on a one-for-one basis for their equity-based incentive compensation awards. We believe that the use of LTIP units (1) enhances our equity-based compensation package overall, (2) advances the goal of promoting long-term equity ownership by executives, (3) has no adverse impact on dilution as compared to restricted stock, and (4) further aligns the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the issuance of LTIP units, as compared to restricted stock.

Stock Ownership Guidelines

In order to complement our long-term equity incentive compensation program and further align the interests of our executives with those of our stockholders, our board of directors adopted stock ownership guidelines that apply to our executives. See “Executive and Director Compensation—Director and Officer Stock Ownership Guidelines” below for a summary of these guidelines.

Separation Agreement with Mr. Cochran

On September 8, 2009, James D. Cochran resigned as our President and Chief Investment Officer to pursue other opportunities. Mr. Cochran’s resignation was effective as of September 15, 2009. In connection with his resignation, Mr. Cochran entered into a separation agreement with us. Under the separation agreement, in addition to any earned but unpaid compensation, we agreed to pay Mr. Cochran a cash payment equal to $947,397, less applicable deductions. We also agreed to fully accelerate the vesting of all of the equity awards made by the us to Mr. Cochran, other than his award under the our 2006 Outperformance Program, and provide Mr. Cochran with continuing healthcare coverage or make certain equivalent contributions for up to two years after his resignation. Pursuant to the separation agreement, Mr. Cochran acknowledged that he would continue to be subject to the restrictive covenants under his existing employment agreement, including a one year non-competition provision following his separation, and non-solicitation, non-interference and confidentiality provisions, and also provided us with a general release of claims. See “Executive and Director Compensation—Potential Payments Upon Termination or Change-in-Control” for a summary of the employment agreement with Mr. Cochran that was in effect prior to his resignation and the amounts that would have been paid to him in the event of a termination by us without cause or by the executive for good reason other than in connection with a change-in-control as of September 15, 2009.

Employment Agreements

On October 9, 2009, we entered into new employment agreements with each of Mr. Hawkins, Mr. Brown, Mr. Mechem and Mr. Ruen, which supersede their previous employment agreements with us that were scheduled to expire, and we also entered in into a change-in-control agreement with Mr. Schutte. The employment agreements, among other things, provide for severance payments generally equal to a multiple of salary and bonus plus acceleration of all time-based vesting on equity awards and continuation of coverage under our group health plan for a period of time in the event of a termination of employment by us without cause or by an executive for good reason. In return, each executive entering into an employment agreement has agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. The change-in-control agreement with Mr. Schutte provides for similar benefits in the event of a termination of employment by us without cause or by Mr. Schutte for good reason within 12 months after a change-in-control. We believe that because the severance level is negotiated up front, it makes it easier for us to terminate executives without the need for protracted negotiations over severance. We also believe that providing pre-negotiated severance benefits for our executives in the event they are terminated without cause or terminate their employment for good reason following a change-in-control helps to further align the interests of our executives and our stockholders in the event of a potentially attractive proposed change-in-control transaction following which one or more of our executives may be expected to be terminated. See “Executive and Director Compensation—Potential Payments Upon Termination or Change-in-Control” for a summary of the employment agreements.

Broad-Based Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance, and our 401(k) plan.

Executive Compensation Process

Information regarding our processes and procedures for considering and determining the compensation of our named executive officers, including the role of any executive officers, is described below under “Executive and Director Compensation-Executive and Director Compensation Process.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Award(s) ($)(1)		Option Awards ($)(1)		All Other Compensation(2)	Total
Philip L. Hawkins	2009	$600,000	$480,000	$566,569		$224,044		$—	$1,870,613
President and Chief Executive Officer	2008	600,000	400,000	859,302		248,213		—	2,107,515
	2007	575,000	575,000	865,408		282,984		198,873	2,497,265

James D. Cochran	2009	250,839	—	264,397	(3)	104,554	(3)	947,397	1,567,187
Former President and Chief Investment Officer	2008	350,000	150,000	1,475,559		151,086		—	2,126,645
	2007	300,000	275,000	376,265		123,037		—	1,074,302

Stuart B. Brown	2009	265,000	180,000	196,410		77,668		—	719,078
Chief Financial Officer	2008	265,000	180,000	242,851		70,147		—	757,998
	2007	250,000	225,000	206,981		61,518		9,492	752,991

Daryl H. Mechem	2009	260,000	160,000	264,397		104,554		—	788,951
Managing Director, West Region	2008	260,000	140,000	261,524		75,543		—	737,067
	2007	250,000	175,000	169,321		55,366		—	649,687

Michael J. Ruen	2009	260,000	160,000	220,000		82,149		—	722,149
Managing Director, East Region	2008	260,000	100,000	336,253		97,127		—	793,380
	2007	235,000	150,000	206,943		67,670		—	659,613

Stephen K. Schutte	2009	220,000	104,000	113,315		44,809		—	482,124
Senior Vice President and General Counsel

(1)	Amounts for 2007, 2008 and 2009 are based on the aggregate grant date fair value of stock awards and option awards granted in the fiscal year the years ended December 31, 2007, 2008 and 2009 respectively, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718, disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values, other than those for LTIP units granted in 2007, are set forth in note 12 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2009. The fair values for the LTIP units granted during 2007 were determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using a volatility factor of 48% and a risk-free interest rate of 1.79%.
(2)	For 2007, all amounts consist of reimbursement of relocation expenses, including a housing allowance and commuting costs. For 2009, includes a cash severance payable to Mr. Cochran in the amount of $947,397 in connection with his resignation as of September 15, 2009.
(3)	In 2009, we recognized $1,474,117 and $214,961 in expense as a result of the acceleration of vesting of Mr. Cochran’s previously issued stock awards and option awards, respectively, in connection with his resignation as of September 15, 2009. These amounts are not reflected in the Summary Compensation Table as the acceleration of vesting was not considered a material modification of the awards under ASC Topic 718 and, accordingly, the acceleration of this expense represented the accelerated amortization a portion of the grant date fair value of these awards, which has already been fully reported in the Summary Compensation Table in the year of the grant.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2009 to our named executive officers.

2009 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date		All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Philip L. Hawkins	02/10/09	02/10/09		—	300,000	$3.41	$224,044
	02/25/09	02/10/09	(2)	175,953	—		566,569

James D. Cochran	02/10/09	02/10/09		—	140,000	3.41	104,554
	02/25/09	02/10/09	(2)	82,111	—		264,397

Stuart B. Brown	02/10/09	02/10/09		—	104,000	3.41	77,668
	02/25/09	02/10/09	(2)	60,997	—		196,410

Daryl H. Mechem	02/10/09	02/10/09		—	140,000	3.41	104,554
	02/25/09	02/10/09	(2)	82,111	—		264,397

Michael J. Ruen	02/10/09	02/10/09		—	110,000	3.41	82,149
	02/25/09	02/10/09	(2)	64,516	—		220,000

Stephen K. Schutte	02/10/09	02/10/09		—	60,000	3.41	44,809
	02/25/09	02/10/09	(2)	35,191	—		113,315

(1)	All awards were grants of LTIP units, except for the award of 64,516 shares to Mr. Ruen which was a grant of restricted shares of common stock. All grants were made under the 2006 Plan.
(2)	In order to enable our named executive officers to elect to receive some or all of their awards in the form of LTIP units, the grant date for the awards occurred after the approval of the awards. The total number of LTIP units and/or shares of restricted stock granted were based on the dollar value of the awards approved on February 10, 2009, and the closing price of our common stock on the New York Stock Exchange on February 10, 2009.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Executive and Director Compensation-Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

In 2009, we granted equity awards to our named executive officers under the 2006 Plan, as described in the 2009 Grants of Plan-Based Awards table. Each stock option granted has a term of ten-years from its grant date. Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee maintains a service relationship with us and for a period of three months thereafter, unless such termination is upon death or disability, in which case the grantee may continue to exercise the stock option for a period of one year thereafter. Each of the equity awards granted in 2009 vests over four years with 25% vesting on January 1, 2010 and 25% on each January 1st thereafter based on continued employment; provided that vesting of each is also subject to acceleration in connection with a change-in-control as described in “Executive and Director Compensation-Potential Payments Upon Termination or Change-in-Control.” Generally, we pay distributions and dividends to holders of all LTIP units and shares of restricted stock, whether vested or not, at the same rate per share as the dividends per share paid to our common stockholders. The terms of the LTIP units are described in “Executive and Director Compensation-Compensation Discussion and Analysis-Long-Term Equity Incentive Compensation-LTIP Units.”

The terms of employment agreements and change-in-control agreements that we have entered into with our executives are described below under “Executive and Director Compensation-Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009, with respect to our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Philip L. Hawkins	120,418	80,280	(3)	$11.46	01/11/2017
	89,843	269,532	(4)	8.64	02/11/2018
	—	300,000	(5)	3.41	02/10/2019
						338,096	(6)	$1,697,241
						32,112	(7)	161,202
						79,861	(8)	400,902
						175,953	(10)	883,284

James D. Cochran(2)	0	0
						0		$0

Stuart B. Brown	26,178	17,452	(3)	11.46	01/11/2017
	25,390	76,173	(4)	8.64	02/11/2018
	—	104,000	(5)	3.41	02/10/2019
						38,333	(9)	192,432
						6,981	(7)	35,045
						22,570	(8)	113,301
						60,997	(10)	306,205

Daryl H. Mechem	23,560	15,707	(3)	11.46	01/11/2017
	27,343	82,032	(4)	8.64	02/11/2018
	—	140,000	(5)	3.41	02/10/2019
						6,283	(7)	31,541
						24,306	(8)	122,016
						82,111	(10)	412,197

Michael J. Ruen	28,795	19,198	(3)	11.46	01/11/2017
	35,156	105,469	(4)	8.64	02/11/2018
	—	110,000	(5)	3.41	02/10/2019
						7,679	(7)	38,549
						31,250	(8)	156,875
						64,516	(10)	323,870

Stephen K. Schutte	10,471	6,981	(3)	11.46	01/11/2017
	15,625	46,875	(4)	8.64	02/11/2018
	—	60,000	(5)	3.41	02/10/2019
						2,793	(7)	14,021
						13,890	(8)	69,728
						35,191	(10)	176,659

(1)	Based on a price of $5.02 per share/unit, which was the closing price on the New York Stock Exchange of one share of our common stock on December 31, 2009. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.
(2)	Other than his awards under the 2006 Outperformance Program, the vesting of Mr. Cochran’s equity awards was fully accelerated pursuant to his separation agreement entered into during September 2009.

(3)	Represents the unvested portion of stock options to purchase the following number of shares of common stock, which were granted on January 11, 2007 under the 2006 Plan: Mr. Hawkins—200,698 shares; Mr. Brown—43,630 shares; Mr. Mechem—39,267 shares; Mr. Ruen—47,993 shares; and Mr. Schutte 17,452. The total number of shares originally subject to the stock options were subject to vesting over five years with 20% vesting on October 10, 2007, and 20% on each October 10 thereafter based on continued employment.
(4)	Represents the unvested portion of stock options to purchase the following number of shares of common stock, which were granted on February 11, 2008 under the 2006 Plan: Mr. Hawkins—359,375 shares; Mr. Brown—101,563 shares; Mr. Mechem—109,375 shares; Mr. Ruen—140,625 shares; and Mr. Schutte 62,500. The total number of shares originally subject to the stock options were subject to vesting over 4 years with 25% vesting on January 1, 2009, and 25% on each January 1 of the following 3 years based on continued employment.
(5)	Represents the unvested portion of stock options to purchase the following number of shares of common stock, which were granted on February 10, 2009 under the 2006 Plan: Mr. Hawkins—300,000 shares; Mr. Brown—104,000 shares; Mr. Mechem—140,000 shares; Mr. Ruen—110,000 shares; and Mr. Schutte—60,000. The total number of shares originally subject to the stock options were subject to vesting over 4 years with 25% vesting on January 1, 2009, and 25% on each January 1 of the following 3 years based on continued employment.
(6)	Represents 450,795 LTIP units granted on October 25, 2006 that vest 25% on August 1, 2009, 25% on August 1, 2010, and 50% on August 1, 2011 based on continued employment.
(7)	Represents the unvested portion of the following equity awards that were granted on February 13, 2007, under the 2006 Plan: Mr. Hawkins—80,279 LTIP units; Mr. Brown—17,452 shares of restricted stock; Mr. Mechem—15,707 LTIP units; Mr. Ruen—19,197 LTIP units; and Mr. Schutte—6,981 LTIP units. The total number of LTIP units or shares of restricted stock originally granted were subject to vesting over five years with 20% vesting on October 10, 2007, and 20% on each October 10 thereafter based on continued employment.
(8)	Represents the unvested portion of the following equity awards that were granted on February 22, 2008, under the 2006 Plan: Mr. Hawkins—106,481 LTIP units; Mr. Brown—30,093 LTIP units; Mr. Mechem—32,407 LTIP units; Mr. Ruen—41,667 LTIP units; and Mr. Schutte—18,519 LTIP units. The total number of LTIP units or shares of restricted stock originally granted were subject to vesting over four years with 25% vesting on January 1, 2009, and 25% on each January 1 thereafter based on continued employment.
(9)	Represents 51,111 LTIP units granted on October 25, 2006 that vest 25% on October 10, 2009, 25% on October 10, 2010, and 50% on October 10, 2011 based on continued employment.
(10)	Represents the unvested portion of the following equity awards that were granted on February 25, 2009, under the 2006 Plan: Mr. Hawkins—175,953 LTIP units; Mr. Brown—60,997 LTIP units; Mr. Mechem—82,111 LTIP units; Mr. Ruen—64,516 shares of restricted stock; and Mr. Schutte—35,191 LTIP units. The total number of LTIP units or shares of restricted stock originally granted were subject to vesting over four years with 25% vesting on January 1, 2010, and 25% on each January 1 thereafter based on continued employment.

Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our named executive officers in 2009 and the aggregate number of shares of common stock and LTIP units that vested in 2009. The value realized on exercise is the product of (1) the closing price on the New York Stock Exchange of a share of common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (1) the closing price on the New York Stock Exchange of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (2) the number of shares/LTIP units vesting.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Philip L. Hawkins	—	$—	155,374	$730,003
James D. Cochran(2)	140,000	306,600	283,610	1,547,378
Stuart B. Brown	—	—	23,792	120,549
Daryl H. Mechem	—	—	11,242	56,916
Michael J. Ruen	—	—	14,256	72,149
Stephen K. Schutte	—	—	6,026	30,506

(1)	Based on the closing price on the New York Stock Exchange of one share of our common stock on the vesting dates for the shares of common stock and LTIP units that vested in 2009.
(2)	In connection with Mr. Cochran’s resignation as of September 19, 2009, we agreed to fully accelerate the vesting of all of the equity awards made by us to Mr. Cochran, other than his award under the 2006 Outperformance Program. Mr. Cochran exercised the option to purchase 140,000 shares following his resignation.

Potential Payments Upon Termination or Change-in-Control

On October 9, 2009, we entered into new employment agreements with each of Mr. Hawkins, Mr. Brown, Mr. Mechem and Mr. Ruen, which supersede their previous employment agreements with us that were scheduled to expire, and we also entered in into a change in control agreement with Mr. Schutte. Under the employment agreements, Mr. Hawkins serves as our Chief Executive Officer and a director; Mr. Brown serves as our Chief Financial Officer; Mr. Mechem serves as our Managing Director, West Region, and Mr. Ruen serves as our Managing Director, East Region. The employment agreements all have a three-year term, ending October 9, 2012. Mr. Schutte’s change-in-control agreement does not provide for a specific term of employment, but does provide for benefits in the event that his employment is terminated in certain circumstances following a change-in-control. The following is a description of the material terms of our employment agreements and change in control agreement with our named executive officers.

Philip L. Hawkins

Mr. Hawkins’ employment agreement provides for an annual salary of at least $600,000, annual cash bonuses with a target cash bonus of at least 100% of Mr. Hawkins’ annual salary for the applicable fiscal year and annual equity awards with a target value of at least $1,150,000; provided that the amount of the actual cash bonuses paid and the value of the actual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Hawkins or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. If Mr. Hawkins is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with us for one year (unless employment is terminated (i) upon or after termination of the term of employment or (ii) by us without cause or Mr. Hawkins for good reason in connection with or within 18 months after a change-in-control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of our employees for one year; (3) non-interference with our business for one year; (4) nondisparagement of us for one year; and (5) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Hawkins in connection with the termination of his employment with us or if we experience a change-in-control:

•

Change-in-control without termination. Upon a change-in-control while Mr. Hawkins is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Hawkins’ outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•

Termination without cause or for good reason. If Mr. Hawkins’ employment is terminated by us without cause or by Mr. Hawkins for good reason during the term of employment or within 18 months after a change-in-control that occurs during the term of employment or thereafter, Mr. Hawkins will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) two times annual salary plus (ii) two times the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Hawkins’ employment was terminated based on the target annual cash bonus. Mr. Hawkins will also continue to receive his medical and welfare benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Hawkins’ receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•

Termination upon death or disability. If Mr. Hawkins’ employment is terminated by us upon Mr. Hawkins’ death or disability, Mr. Hawkins will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Hawkins’ employment was terminated based on the target annual cash bonus. In addition, all of Mr. Hawkins’ outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Hawkins’ receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

Additionally, under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Hawkins is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The terms cause, good reason and change-in-control are specifically defined in Mr. Hawkins’ employment agreement.

Stuart B. Brown

Mr. Brown’s agreement provides for an annual salary of at least $265,000, annual cash bonuses with a target cash bonus of at least $225,000 and annual equity awards with a target value of at least $325,000; provided that the amount of the actual cash bonuses paid and the value of the actual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Brown or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. If Mr. Brown is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with us for one year (unless employment is terminated (i) upon or after termination of the term of employment or (ii) by us without cause or Mr. Brown for good reason in connection with or within 18 months after a change-in-control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of our employees for one year; (3) non-interference with our business for one year; (4) nondisparagement of us for one year; and (5) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Brown in connection with the termination of his employment with us or if we experience a change-in-control:

•

Change-in-control without termination. Upon a change-in-control while Mr. Brown is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Brown’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•

Termination without cause or for good reason. If Mr. Brown’s employment is terminated by us without cause or by Mr. Brown for good reason during the term of employment or within 12 months after a change-in-control that occurs during the term of employment or thereafter, Mr. Brown will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) one times (or, in the event of a termination within 12 months after a change-in-control, two times) annual salary plus (ii) one times (or, in the event of a termination within 12 months after a change-in-control, two times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Brown’s employment was terminated based on the target annual cash bonus. Mr. Brown will also continue to receive his medical and welfare benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Brown’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•

Termination upon death or disability. If Mr. Brown’s employment is terminated by us upon Mr. Brown’s death or disability, Mr. Brown will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Brown’s employment was terminated based on the target annual cash bonus. In addition, all of Mr. Brown’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Brown’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

Additionally, under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Brown is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The terms cause, good reason and change-in-control are specifically defined in Mr. Brown’s employment agreement.

Daryl H. Mechem

Mr. Mechem’s agreement provides for an annual salary of at least $260,000, annual cash bonuses with a target cash bonus of at least $200,000 and annual equity awards with a target value of at least $450,000; provided that the amount of the actual cash bonuses paid and the value of the actual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Mechem or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. If Mr. Mechem is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with us for one year, or, if employment is terminated by us without cause or Mr. Mechem for good reason, six months, (unless employment is terminated (i) upon or after termination of the term of employment or (ii) by us without cause or Mr. Mechem for good reason in connection with or within 18 months after a change-in-control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of our employees for one year; (3) non-interference with our business for one year; (4) nondisparagement of us for one year; and (5) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Mechem in connection with the termination of his employment with us or if we experience a change-in-control:

•

Change-in-control without termination. Upon a change-in-control while Mr. Mechem is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Mechem’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•

Termination without cause or for good reason. If Mr. Mechem’s employment is terminated by us without cause or by Mr. Mechem for good reason during the term of employment or within 12 months after a change-in-control that occurs during the term of employment or thereafter, Mr. Mechem will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) one times (or, in the event of a termination within 12 months after a change-in-control, two times) annual salary plus (ii) one times (or, in the event of a termination within 12 months after a change-in-control, two times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Mechem’s employment was terminated based on the target annual cash bonus. Mr. Mechem will also continue to receive his medical and welfare benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Mechem’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•

Termination upon death or disability. If Mr. Mechem’s employment is terminated by us upon Mr. Mechem’s death or disability, Mr. Mechem will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Mechem’s employment was terminated based on the target annual cash bonus. In addition, all of Mr. Mechem’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

Mr. Mechem’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

Michael J. Ruen

Mr. Ruen’s agreement provides for an annual salary of at least $260,000, annual cash bonuses with a target cash bonus of at least $200,000 and annual equity awards with a target value of at least $450,000; provided that the amount of the actual cash bonuses paid and the value of the actual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Ruen or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. If Mr. Ruen is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with us for one year, or, if employment is terminated by us without cause or Mr. Ruen for good reason, six months, (unless employment is terminated (i) upon or after termination of the term of employment or (ii) by us without cause or Mr. Ruen for good reason in connection with or within 18 months after a change-in-control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of our employees for one year; (3) non-interference with our business for one year; (4) nondisparagement of us for one year; and (5) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Ruen in connection with the termination of his employment with us or if we experience a change-in-control:

•

Change-in-control without termination. Upon a change-in-control while Mr. Ruen is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Ruen’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•

Termination without cause or for good reason. If Mr. Ruen’s employment is terminated by us without cause or by Mr. Ruen for good reason during the term of employment or within 12 months after a change-in-control that occurs during the term of employment or thereafter, Mr. Ruen will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) one times (or, in the event of a termination within 12 months after a change-in-control, one and one half times) annual salary plus (ii) one times (or, in the event of a termination within 12 months after a change-in-control, one and one half times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Ruen’s employment was terminated based on the target annual cash bonus. Mr. Ruen will also continue to receive his medical and welfare benefits for one year (or, in the event of a termination within 12 months after a change-in-control, one and one half years), and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Ruen’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•

Termination upon death or disability. If Mr. Ruen’s employment is terminated by us upon Mr. Ruen’s death or disability, Mr. Ruen will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Ruen’s employment was terminated based on the target annual cash bonus. In addition, all of Mr. Ruen’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Ruen’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

Stephen K. Schutte

Mr. Schutte’s change-in-control agreement provides that if his employment is terminated by us without cause or by Mr. Schutte for good reason within 12 months after a change-in-control Mr. Schutte will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) 1.5 times annual salary plus (ii) 1.5 times the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Schutte’s employment was terminated based on the target annual cash bonus. Mr. Schutte will also continue to receive his medical and welfare benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Schutte’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us. Mr. Schutte’s agreement also provides that upon a change-in-control that occurs during any time while he is employed by us, all of Mr. Schutte’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

The terms cause, good reason and change-in-control are specifically defined in the agreements of Mr. Hawkins, Mr. Brown, Mr. Mechem, Mr. Ruen and Mr. Schutte.

The following tables set forth: (1) the amounts that would have been paid to our named executive officers in the event of a termination by us without cause or by the executive for good reason other than in connection with a change-in-control; upon death or disability; upon a change-in-control without termination and upon a termination by us without cause or by the executive for good reason in connection with a change-in-control occurring, in each case, as of December 31, 2009 and (2) the amounts that would have been paid to Mr. Cochran in the event of a termination by us without cause or by the executive for good reason other than in connection with a change-in-control as of September 15, 2009 and the amounts actually payable to Mr. Cochran in connection with his resignation that was effective as of September 15, 2009:

Philip L. Hawkins

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in-Control (No Termination)	Change-in-Control (Termination Without Cause/For Good Reason)
Bonus	$600,000	$600,000	$—	$600,000
Cash Severance	2,400,000	—	—	2,400,000
Restricted Stock & LTIP Units Vesting(1)	3,142,629	3,142,629	3,142,629	3,142,629
Stock Option Vesting(2)	483,000	483,000	483,000	483,000
Benefits Continuation(3)	18,519	—	—	18,519
Excise Tax Gross-Up(4)	—	—	—	668,670

Total	$6,644,148	$4,225,629	$3,625,629	$7,312,819

Stuart B. Brown

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in-Control (No Termination)	Change-in-Control (Termination Without Cause/For Good Reason)
Bonus	$225,000	$225,000	$—	$225,000
Cash Severance	490,000	—	—	980,000
Restricted Stock & LTIP Units Vesting(1)	646,983	646,983	646,983	646,983
Stock Option Vesting(2)	167,440	167,440	167,440	167,440
Benefits Continuation(3)	18,519	—	—	18,519
Excise Tax Gross-Up(4)	—	—	—	238,708

Total	$1,547,941	$1,039,423	$814,423	$2,276,650

Daryl H. Mechem

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in-Control (No Termination)	Change-in-Control (Termination Without Cause/For Good Reason)
Bonus	$200,000	$200,000	$—	$200,000
Cash Severance	460,000	—	—	920,000
Restricted Stock & LTIP Units Vesting(1)	565,754	565,754	565,754	565,754
Stock Option Vesting(2)	225,400	225,400	225,400	225,400
Benefits Continuation(3)	18,519	—	—	18,519

Total	$1,469,673	$991,154	$791,154	$1,929,673

Michael J. Ruen

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in-Control (No Termination)	Change-in-Control (Termination Without Cause/For Good Reason)
Bonus	$200,000	$200,000	$—	$200,000
Cash Severance	460,000	—	—	690,000
Restricted Stock & LTIP Units Vesting(1)	519,294	519,294	519,294	519,294
Stock Option Vesting(2)	177,100	177,100	177,100	177,100
Benefits Continuation(3)	9,259	—	—	13,889

Total	$1,365,654	$896,394	$696,394	$1,600,283

Stephen K. Schutte

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in-Control (No Termination)	Change-in-Control (Termination Without Cause/For Good Reason)
Bonus	$—	$—	$—	$130,000
Cash Severance	—	—	—	525,000
Restricted Stock & LTIP Units Vesting(1)	—	—	260,408	260,408
Stock Option Vesting(2)	—	—	96,600	96,600
Benefits Continuation(3)	—	—	—	18,519

Total	$—	$—	$357,008	$1,030,527

James D. Cochran

Payments Upon Termination	Without Cause/For Good Reason(5)	Actual Payments Received(6)
Bonus	$247,397	$—
Cash Severance	700,000	947,397
Restricted Stock & LTIP Units Vesting	1,465,390	1,465,390
Stock Option Vesting	289,800	289,800
Benefits Continuation	18,519	18,519
Tax Gross-Up(4)	—	1,902

Total	$2,721,106	$2,723,008

(1)	All of the executives’ outstanding equity awards fully vest upon a change-in-control, the executive’s termination upon death or disability or termination by us without cause or by the executive for good reason. As of December 31, 2009, Messrs. Hawkins, Cochran, Brown, Mechem, Ruen and Schutte held unvested restricted common stock and unvested LTIP units as follows: Mr. Hawkins—626,022 LTIP units; Mr. Brown—121,900 LTIP units and 6,981 shares of restricted stock; Mr. Mechem—112,700 LTIP units; Mr. Ruen—38,930 LTIP units and 64,516 shares of restricted stock; and Mr. Schutte—51,874 LTIP units. For purposes of the tables above, the value of the equity awards that vest are based on the value of unvested awards set forth in the “Outstanding Equity Awards at Fiscal Year-End 2009” table above.
(2)	All of the executives’ outstanding stock options fully vest upon a change-in-control, the executive’s termination upon death or disability or termination by us without cause or by the executive for good reason. Information regarding unvested stock options held by our named executive officers as of December 31, 2009 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2009” table above.
(3)	Benefits continuation amounts are based on the actual expense for financial reporting purposes for the year ended December 31, 2009 for covering an employee under each our group health plans for the entire year, assuming that the employee elected family coverage under each of these plans, less the minimum contribution required by employees participating in these plans.
(4)	Assumes a combined tax rate of 41.08% for federal and state income tax and Medicare tax.
(5)	Represents the amounts that would have been paid to Mr. Cochran pursuant to his employment agreement in the event of a termination by us without cause or by Mr. Cochran for good reason as of September 15, 2009, including (i) a pro rated bonus based on Mr. Cochran’s target bonus for 2009, which would have equaled $247,397, (ii) a cash severance payment equal to one times Mr. Cochran’s then current base salary and target bonus for 2009, which would have equaled $700,000, (ii) 24,306 unvested shares of restricted stock and 243,101 unvested LTIP units with respect to which the vesting would have been fully accelerated, valued at $5.48 per share/unit, which was the closing price of our common stock on the New York Stock Exchange on September 15, 2009, (iii) unvested in-the-money options to purchase up to 140,000 shares of our common stock with respect to which the vesting would have been fully accelerated, valued at the difference between the exercise price and the closing price of our common stock on the New York Stock Exchange on September 15, 2009, and (iv) the estimated value of 24 months of continued coverage under our group health plans calculated in accordance with note (4) above.
(6)	Represents actual amounts payable to Mr. Cochran in connection with his resignation as of September 15, 2009, including (i) a cash severance payment of $947,397, (ii) 24,306 unvested shares of restricted stock and 243,101 unvested LTIP units with respect to which the vesting was fully accelerated, valued at S5.48 per share/unit, which was the closing price of our common stock on the New York Stock Exchange on September 15, 2009, (iii) unvested in-the-money options to purchase up to 140,000 shares of our common stock with respect to which the vesting was fully accelerated, valued at the difference between the exercise price and the closing price of our common stock on the New York Stock Exchange on September 15, 2009, (iv) the estimated value of 24 months of continued coverage (or equivalent payments) under our group health plans calculated in accordance with note (4) above, and (v) an estimated tax gross-up payment with respect to a future cash payment representing the value of the six months of continued coverage under our group health plans.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Distribution of plan balances under our 401(k) plan;

•	Life insurance proceeds in the event of death; and

•	Disability insurance payouts in the event of disability.

Director Compensation

Directors who are employees of our company or our subsidiaries do not receive compensation for their service as directors.

We provide the following compensation for non-employee directors:

•	an annual retainer of $30,000 for services as a director;

•	a fee of $1,500 for each board meeting attended in person and $1,000 for each meeting attended telephonically;

•	a fee of $1,000 for each committee meeting attended in person or telephonically;

•	an additional annual retainer of $15,000 for directors who serve as the chair of our audit and/or compensation committee;

•	an additional annual retainer of $7,500 for directors who serve as the chair of our investment and/or nominating and corporate governance committee; and

•	an additional annual retainer of $10,000 for the director who serves as our lead director.

Additionally, on the date of each annual meeting of stockholders at which each non-employee director is re-elected to our board of directors, such non-employee director will be entitled to receive phantom share awards having a value of $40,000. In addition, any non-employee director who is initially elected or appointed to our board of directors will be entitled to receive phantom share awards having a value of $40,000 on the date of such initial election or appointment. These phantom share awards will be subject to one year vesting. On May 5, 2009, the date of our 2009 annual meeting of stockholders, each non-employee director elected at that meeting received a phantom share award for 8,695 shares, which equaled $40,000 divided by $4.60, which was the closing price of our common stock on the New York Stock Exchange on May 5, 2009.

The following table sets forth certain information with respect to our director compensation during the year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total
Phillip R. Altinger	$76,500	$39,997	$—	$116,497
Thomas F. August	68,000	39,997	—	107,997
John S. Gates, Jr.	58,500	39,997	—	98,497
Tripp H. Hardin	54,500	39,997	—	94,497
James R. Mulvihill	19,000	39,997	—	58,997
John C. O’Keeffe	48,000	39,997	—	87,997
Bruce L. Warwick	69,500	39,997	—	109,497

(1)	This table does not include compensation paid to Mr. Wattles, as he is an executive officer of our company, other than a named executive officer, who did not receive any additional compensation for his service as a director. Mr. Mulvihill resigned from our board of directors as of June 8, 2009.

(2)	Based on the aggregate grant date fair value of awards granted in the year ended December 31, 2009 in accordance with ASC Topic 718, disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 12 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2009. As of December 31, 2009, each of Messrs. Altinger, August, Gates, Hardin, O’Keeffe and Warwick, our non-employee directors, held 8,695 unvested phantom shares that had been granted by us as director compensation.
(3)	No options were granted during the fiscal year ended 2009. As of December 31, 2009, our non-employee directors held options that had been granted by us as director compensation to purchase the following number of shares of our common stock: Mr. Altinger—15,000; Mr. Hardin—25,000; Mr. O’Keeffe—25,000; and Mr. Warwick—15,000.

In addition to the compensation described above, we also reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or any committees thereof.

Executive and Director Compensation Process

The compensation committee of our board of directors typically meets several times each year in connection with the consideration and determination of executive compensation. As the timing of most of these compensation decisions follow a predictable annual schedule, regular meetings and general agenda topics are scheduled well in advance by the compensation committee. Special meetings are scheduled as needed by the compensation committee, and specific meeting agendas are prepared by the chair of the compensation committee and our Chief Executive Officer, although they reflect the direction of the full compensation committee. Additionally, for purposes of granting equity awards, our compensation committee adopted an equity award grant policy as described above under “—Compensation Discussion and Analysis-Long-Term Equity Incentive Compensation-Equity Award Grant Policy.” The compensation committee of our board of directors has the authority to determine all compensation payable to our executive officers. Our Chief Executive Officer provides detailed information to the compensation committee regarding the performance of our executive officers and makes detailed recommendations to the compensation committee regarding the compensation of all executive officers, excluding his own. Additionally, as noted above in “Compensation Discussion and Analysis”, in 2007 continuing through 2008, the compensation committee engaged FPL Associates, L.P. to analyze our executive compensation versus current market practices and summarize key compensation trends in the industry. In August 2007, FPL prepared a written report to the compensation committee and presented this report at a meeting of the compensation committee. The chairman of the compensation committee also consulted with FPL during late 2008 and early 2009 regarding current compensation trends, particularly in light of the deteriorating economic conditions. In June 2009, FPL prepared a written report to the compensation committee reporting the results of a high-level benchmarking analysis for Messrs. Hawkins, Brown, Cochran, Mechem and Ruen. During 2009, FPL also prepared written reports for the compensation committee making recommendations in connection with our executive employment and change-in-control agreements and our multi-year outperformance program. The compensation committee ultimately made all determinations regarding compensation payable to our executive officers and the terms of our executive employment and change-in-control agreements and our multi-year outperformance program.

Our board of directors and compensation committee review our director compensation regularly on at least an annual basis. Our board of directors has the authority to approve all compensation payable to our directors, although the compensation committee is responsible for making recommendations to our board regarding this compensation. Additionally, our Chief Executive Officer may also make recommendations or assist the compensation committee in making recommendations regarding director compensation. In 2009, the compensation committee engaged FPL Associates, L.P. to complete a competitive review of director compensation. Based on this review, the compensation committee recommended to the full board of directors that no changes to our director compensation be made, and the full board of directors decided to follow this recommendation.

Director and Officer Stock Ownership Guidelines

Our board of directors believes it is important to align the interests of the directors and senior management with those of the stockholders and for directors and senior management to hold equity ownership positions in DCT Industrial Trust. Accordingly, each of the following persons is expected to own our equity with the following value as of the end of each fiscal year:

Position	Equity Ownership Guideline
Non-employee director	Lesser of (1) 4x value of annual equity award to each non-employee directors and (2) value of the annual equity awards made during the first 4 years following the later of the director’s initial election or the 2008 annual meeting

Chief Executive Officer and President	Lesser of (1) 4x annual salary or (2) value of the annual equity awards made during the first 4 years beginning on the later of 2008 or the year in which the executive is initially appointed to such position

Chief Financial Officer and any Managing Director	Lesser of (1) 3x annual salary or (2) value of the annual equity awards made during the first 3 years beginning on the later of 2008 or the year in which the executive is initially appointed to such position

Any Senior Vice President	Lesser of (1) 2x annual salary or (2) value of the annual equity awards made during the first 2 years beginning on the later of 2008 or the year in which the executive is initially appointed to such position

For purposes of these ownership guidelines, equity includes shares of common stock, dividend equivalent rights, options and phantom shares in DCT Industrial Trust and LTIP units and common units in our operating partnership, whether vested or not; provided that stock options will be valued using the same methodology used by the compensation committee for purposes of making equity awards to executives. The target date for acquiring and maintaining such ownership is the later of: (1) our 2013 annual meeting of stockholders, (2) in the case of a non-employee director, our fifth annual meeting of stockholders following the director’s initial election or appointment to the board of directors and (3) in the case of an executive, the fifth year anniversary of the executive’s appointment to the applicable position. Any director who is prohibited by law or by applicable regulation of his or her employer from owning our equity shall be exempt from this requirement. The nominating and corporate governance committee may consider whether exceptions should be made for any director on whom this requirement could impose a financial hardship.

Compensation Committee Interlocks and Insider Participation

During 2009, the following directors, all of whom are independent directors, served on our compensation committee: Thomas F. August, Phillip R. Altinger, and Bruce L. Warwick.

Compensation Committee Report

The Compensation Committee of DCT Industrial Trust Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Thomas F. August, Chair

Phillip R. Altinger

Bruce L. Warwick

Equity Compensation Plan Table

The following table shows for our equity compensation plans, as a group, the number of shares of common stock to be issued upon exercise of options and rights outstanding at December 31, 2009, the weighted average exercise price of these options and rights and the number of shares of common stock remaining available for future issuance under the 2006 Plan as of December 31, 2009, excluding shares to be issued in connection with equity awards already granted under such plan:

Plan Category	Number of securities to be issued upon exercise of options and rights (a)		Weighted average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,806,466	(1)	$7.11	(2)	2,624,449	(3)

(1)	Represents our previously adopted independent director option plan, under which options to purchase 80,000 shares were outstanding, our previously adopted employee option plan, under which options to purchase 188,500 shares were outstanding and the 2006 Plan, under which options to purchase 3,174,072 shares, 75,562 phantom shares and 1,288,332 LTIP units were outstanding, all as of December 31, 2009.
(2)	Because there is no exercise price associated with the phantom shares or the LTIP units, such shares and units are not included in the weighed-average exercise price calculation.
(3)	Reflects 8,000,000 shares previously available for issuance under the 2006 Plan reduced by 4,537,966 shares subject to outstanding options to purchase shares, phantom shares and LTIP units under the 2006 Plan; 404,555 shares previously issued under the long-term incentive plan, including 320,293 shares of restricted stock that are subject to vesting; and the exercise or conversion of 433,030 shares that were previously subject to outstanding options to purchase shares, phantom shares and LTIP units. No new stock grants or awards will be made under our previously adopted independent director option plan or our previously adopted employee option plan.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of DCT Industrial Trust Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2009 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements for DCT Industrial Trust Inc. for the fiscal year ended December 31, 2009;

2.	the Audit Committee has discussed with representatives of Ernst & Young LLP the matters required to be discussed with them by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

3.	the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Submitted by the Audit Committee:

Phillip R. Altinger, Chair

Thomas F. August

Bruce L. Warwick

Independent Registered Public Accounting Firm

The following table represents fees billed for 2009 and 2008 for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements and fees billed in 2008 and 2009 for other services rendered by KPMG LLP:

Types of Fees	2009	2008
Audit Fees	$26,545	$229,478
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$26,545	$229,478

The following table represents fees billed for 2009 and 2008 for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and fees billed in 2008 and 2009 for other services rendered by Ernst & Young LLP:

Types of Fees	2009	2008
Audit Fees	$919,300	$630,000
Audit-Related Fees	44,480	$0
Tax Fees	0	$0
All Other Fees	1,995	$0

Total	$965,775	$630,000

In the above tables, “audit fees” refers to fees for professional services for the audit of DCT Industrial Trust’s consolidated financial statements included in Form 10-Ks and review of DCT Industrial Trust’s consolidated financial statements included in Form 10-Qs, including all services required to comply with standards of the Public Company Accounting Oversight Board (United States), comfort letters, statutory audits, and review of documents filed with the SEC (KPMG LLP fees for registration statements and comfort letters in 2008 were $3,510 and $13,820 in 2009; Ernst & Young LLP fees for registration statements and comfort letters were $118,900 in 2009 and no such fees were paid in 2008); “audit-related fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements (Ernst & Young LLP “audit-related fees” during 2009 were for accounting consulting services); “tax fees” refers to fees for tax compliance, tax advice, and tax planning; and “all other fees” refers to fees billed by KPMG LLP and Ernst & Young LLP to DCT Industrial Trust for any services not included in the foregoing categories (Ernst & Young LLP “all other fees” during 2009 were for access to Ernst & Young LLP’s online accounting research).

On August 8, 2008 DCT Industrial Trust dismissed KPMG LLP as its independent registered public accounting firm. The decision to change DCT Industrial Trust’s principal accountants was made by the Audit Committee. On August 12, 2008, the Audit Committee engaged Ernst & Young LLP as the Company’s new independent registered public accounting firm for the year ending December 31, 2008.

The audit reports of KPMG LLP on the consolidated financial statements of DCT Industrial Trust for the years ended December 31, 2007 and 2006 and on the effectiveness of the DCT Industrial Trust’s internal control over financial reporting as of December 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2007 and 2006, and the subsequent interim period through August 8, 2008, (i) there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to

KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreements in its audit reports on the consolidated financial statements of DCT Industrial Trust, (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K and (iii) DCT Industrial Trust did not consult with Ernst & Young LLP regarding the application of accounting principles to any completed or proposed transaction or the type of audit opinion that might be rendered on the DCT Industrial Trust’s consolidated financial statements.

DCT Industrial Trust requested and received from KPMG LLP a letter, dated August 11, 2008, addressed to the Securities and Exchange Commission stating whether or not KPMG LLP agrees with the above statements. A copy of this letter is attached as Exhibit 16.1 to the our Form 8-K filed on August 12, 2008.

Pre-Approval Policies and Procedures

Under the audit committee’s charter, the audit committee is authorized to delegate to one or more of its members the authority to pre-approve audit and non-audit services. The audit committee has not delegated its pre-approval authority. The audit committee approved all audit and non-audit services provided to us by Ernst & Young LLP during the 2009 fiscal year.

Proposal II: Approve the Second Amended and Restated DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan

Introduction

The 2006 Plan currently authorizes the grant of equity awards to officers, employees, non-employee directors, consultants and advisors of, and other persons expected to provide qualified significant services, to the Company and its subsidiaries. Currently, 8,000,000 shares of common stock are reserved for issuance pursuant to awards granted under the 2006 Plan. As of March 9, 2010, approximately 1,619,728 shares were available for grant under the 2006 Plan. The board of directors approved amendments to the 2006 Plan, subject to stockholder approval, to, among other things, increase the aggregate number of shares authorized for issuance under the 2006 Plan by 15 million shares to 23 million shares of common stock and, generally extend the term of the Plan from October 6, 2016 to May 6, 2020. The board of directors also approved amendments providing that (1) the Company will not pay dividends or dividend equivalents on awards under the 2006 Plan that are subject to performance-based vesting conditions unless and until such conditions have been met and (2) the prohibition on repricing stock options and stock appreciation rights without obtaining stockholder approval will also apply to the exchange of stock options or stock appreciation rights for cash or other awards. A copy of the 2006 Plan, as amended and restated to reflect this amendment (the “Amended 2006 Plan”), is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

The amendments to the 2006 Plan were designed to ensure that the Company can continue to grant equity awards to our officers, employees, non-employee directors and other eligible award recipients at levels determined to be appropriate by the compensation committee. We believe that equity awards are a critical part of the compensation package offered to new, existing and key employees and is an important tool in our ability to attract and retain talented personnel. Accordingly, we are seeking stockholder approval of the Amended 2006 Plan. In the event that the Amended 2006 Plan is not approved by stockholders, the 2006 Plan will continue in effect without the amendments described above.

Based solely on the closing price of the Company’s common stock as reported on the New York Stock Exchange on March 9, 2010, the maximum aggregate market value of the additional 15 million shares being reserved hereunder that could potentially be issued under the Amended 2006 Plan is approximately $78,150,000. The shares issued by the Company under the Amended 2006 Plan will be authorized but unissued shares.

Vote Required

Under our charter and bylaws, assuming a quorum is present, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Amended 2006 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

In addition, the rules of the New York Stock Exchange require that two separate thresholds be met for this proposal to be approved: (1) votes for the proposal must represent at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (2) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock voted at the meeting or by proxy will be required to approve the Amended 2006 Plan.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED 2006 PLAN. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDED 2006 PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Summary of the Amended 2006 Plan

The following description of certain material features of the Amended 2006 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Amended 2006 Plan that is attached hereto as Appendix A.

Shares Available. The maximum number of shares authorized for issuance under the Amended 2006 Plan is 23 million shares of common stock, which is an increase of 15 million shares from the number of shares currently authorized for issuance under the 2006 Plan. The shares underlying any awards that are forfeited, canceled or are otherwise not payable under the Amended 2006 Plan will be added back to the shares authorized for issuance under the Amended 2006 Plan.

Administration. The Amended 2006 Plan will be administered by our compensation committee. Our compensation committee, appointed by our board, has the full authority to administer and interpret the Amended 2006 Plan, to authorize the granting of awards, to determine the eligibility of award recipients to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the Amended 2006 Plan) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Amended 2006 Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Amended 2006 Plan or the administration or interpretation thereof. In connection with this authority, our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Notwithstanding the foregoing, awards to our non-employee directors under the Amended 2006 Plan will be made and administered by our board of directors unless delegated to our compensation committee. In addition, our compensation committee may, in its discretion, delegate to our Chief Executive Officer, or his or her delegate, all or part of its authority and duties with respect to awards where relief from the limitations of Section 162(m) of the Internal Revenue Code is not sought.

Eligibility and Types of Awards. Officers, employees, non-employee directors, consultants and advisors of and other persons are eligible to be granted stock options (including stock appreciation rights), restricted stock, phantom shares, dividend equivalent rights and other equity-based awards under the Amended 2006 Plan. Eligibility for awards under the Amended 2006 Plan is determined by our compensation committee. Approximately 95 individuals are currently eligible to participate in the Amended 2006 Plan.

Stock Options (including Stock Appreciation Rights). The terms of specific options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, will be determined by our compensation committee. The exercise price of an option will be determined by our compensation committee and reflected in the applicable award agreement. The exercise price with respect to an option may not be lower than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder of the fair-market value of shares of our common stock on the date of grant. Each option will be exercisable for the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by our compensation committee. The committee may grant a stock appreciation right by permitting an optionee to elect to receive upon the exercise of an option shares or cash, or a combination thereof, with an aggregate value equal to the excess of the value of the applicable shares over the aggregate option price. The maximum award of stock options granted to any one individual will not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) on an annual basis.

Restricted Stock. A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our board of directors or compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of performance-based conditions, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted stock; provided the Company will not pay dividends or dividend equivalents on awards under the 2006 Plan that are subject to performance-based vesting conditions unless and until such conditions have been met. Holders of restricted stock are prohibited from selling such shares until they vest.

Phantom Shares. Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair-market value of a share of our common stock, or, if provided by our compensation committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by our compensation committee at the time of grant. Unless otherwise determined by our compensation committee at the time of the grant, phantom shares will be settled by a transfer of shares of common stock. Phantom shares will be settled with a single-sum distribution; however, our compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares, installments over a period not to exceed ten years. Unless otherwise provided in the applicable award agreement, or pursuant to a permissible election, the settlement date with respect to a phantom share generally is the first day of the month to follow the date on which the phantom share vests.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value of dividends declared on shares of common stock otherwise subject to an award. Our compensation committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of common stock. Our compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate. A dividend equivalent granted with respect to an award subject to performance-based vesting conditions may not be exercisable or payable unless and until such conditions have been met.

Other Equity-Based Awards. The Amended 2006 Plan authorizes the granting of (i) other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and stock appreciation rights), and subject to terms and conditions established at the time of grant, (ii) limited-partnership or any other membership or ownership interest in a subsidiary or other partnership, and (iii) awards valued by reference to book value, fair value or performance parameters relative to us or any subsidiary or group of subsidiaries. Any cash dividends or distributions otherwise payable pursuant to an other equity-based award that remains subject to performance-based vesting conditions must be retained by, or repaid by the award recipient to, us unless and until such conditions have been met.

Performance Goals. Our compensation committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Internal Revenue Code, establish one or more performance goals as a pre-condition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for pre-determined awards to those participants with respect to whom the applicable performance goals are satisfied. The performance goals will be based upon one or more of the following criteria: pre-tax income; after-tax income; net income; operating income; cash flows; earnings per share; return on equity; return on invested capital or assets; cash or funds available for distribution; appreciation in the fair-market value of shares of our common stock; return on investment; total return to stockholders; net earnings growth; stock appreciation; related return ratios; increase in revenues; net earnings; changes (or the absence of changes) in the per-share or aggregate market price of shares of our common stock; number of securities sold; earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; total revenue growth; our published ranking against our peer group of REITs based on total stockholder return; FFO; same-store sales from period to period; objectively determinable capital deployment; realized gains on assets; and objectively determinable expense management.

Repricing. In no event may our compensation committee exercise its discretion to reduce the exercise price of outstanding options or stock appreciation rights issued under the Amended 2006 Plan or effect repricing through re-grants or cancel, exchange, substitute, buyout or surrender outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, without prior stockholder approval.

Adjustments in General; Certain Change-in-Control Provisions. In the event of certain corporate reorganizations or other events, our compensation committee generally will make certain adjustments in its discretion to the manner in which the Amended 2006 Plan operates (including, for example, to the number of shares available under the plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the Amended 2006 Plan), our compensation committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our compensation committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination. Our board of directors may generally amend the Amended 2006 Plan as it deems advisable, except that no amendment may adversely affect a participant with respect to an award previously granted without such participant’s written consent unless such amendments are required in order to comply with applicable laws. In addition, the Amended 2006 Plan may not be amended without stockholder approval if the absence of such approval would cause the Amended 2006 Plan to fail to comply with any applicable legal requirement, including the rules of the New York Stock Exchange. The Amended 2006 Plan will terminate on May 6, 2020 unless terminated any time prior to that date by the board of directors.

Effective Date of the Amended 2006 Plan. The board of directors previously approved the Amended 2006 Plan, subject to stockholder approval. The Amended 2006 Plan will become effective on the date it is approved by the stockholders. If the Amended 2006 Plan is not approved by the stockholders, the 2006 Plan will continue in effect without the amendments made in the Amended 2006 Plan, and awards may be granted thereunder in accordance with its terms.

New Plan Benefits. No grants have been issued with respect to the additional shares to be reserved for issuance under the Amended 2006 Plan. The number of shares that may be granted to the Company’s executive officers and all employees, including non-executive officers and directors who are employees, and to independent directors is indeterminable at this time, as such grants are subject to the discretion of the compensation committee. The compensation committee grants awards to our officers and employees on a regular basis.

Tax Aspects Under the Internal Revenue Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2006 Plan. It does not describe all federal tax consequences under the Amended 2006 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. Non-qualified stock options include all stock options other than incentive stock options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2006 Plan in an amount equal to the ordinary income realized by the award recipient at the time the award recipient recognizes such income. Award recipients typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Internal Revenue Code, the Company’s deduction for certain awards under the Amended 2006 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code). The Amended 2006 Plan is structured to allow certain awards to qualify as performance-based compensation.

Proposal III: Ratification of Independent Registered Public Accounting Firm

The consolidated balance sheets of DCT Industrial Trust Inc. as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2009, were audited by Ernst & Young LLP, an independent registered public accounting firm, and our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent registered public accounting firm. Therefore, our audit committee has appointed Ernst & Young LLP to act as our independent registered public accounting firm for the year ending December 31, 2010. We are asking you to ratify this selection, which requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present.

Ernst & Young LLP representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, the Ernst & Young LLP representatives will be available to respond to appropriate questions posed by any stockholders. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or in any of our subsidiaries, in any capacity.

Additional Information

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on November 23, 2010. Proposals should be addressed to: Secretary, DCT Industrial Trust Inc., 518 17th Street, Suite 800, Denver, Colorado 80202.

Stockholder Nominations and Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

For any stockholder nomination or proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2010 annual meeting, our bylaws permit such a presentation if (1) a stockholder’s notice of the proposal or nominee and any required supporting information is delivered to our secretary during the period from 150 to 120 days before the anniversary date of the mailing of the notice for the previous year’s annual meeting, and (2) it meets the bylaws and SEC requirements for submittal. For consideration at the 2010 annual meeting, therefore, any stockholder nominee or proposals not submitted by the deadline for inclusion in the proxy must be received by us between October 24, 2010 and November 23, 2010. Notices of intention to present proposals at the 2010 annual meeting should be addressed to: Secretary, DCT Industrial Trust Inc., 518 17th Street, Suite 800, Denver, Colorado 80202.

Voting Securities

Common stockholders of record at the close of business on March 9, 2010, will be eligible to vote at the meeting on the basis of one vote for each share held. On such date there were 208,798,286 common shares outstanding. There is no right to cumulative voting and the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum.

Vote Required for Approval

Assuming the presence of a quorum:

(1) Directors must be elected by the vote of a plurality of all the votes cast by stockholders entitled to vote. Abstentions and broker non-votes, if any will have no effect on the outcome of the election of directors.

(2) Under our charter and bylaws, assuming a quorum is present, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Amended 2006 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

In addition, the rules of the New York Stock Exchange require that two separate thresholds be met for this proposal to be approved: (i) votes for the proposal must represent at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (ii) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Assuming a quorum is present, the affirmative vote of a majority of the common shares voted at the meeting or by proxy will be required to ratify the Amended 2006 Plan.

(3) The ratification of the independent registered public accounting firm must be approved by the affirmative vote of a majority of the common shares voted at the meeting or by proxy. Abstentions and broker non-votes, if any, will have no effect on the outcome of this matter.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is reached at the meeting.

Manner for Voting Proxies

The shares represented by all valid proxies received by phone, by Internet, or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted (1) for the nominees for director named earlier in this proxy statement; (2) for ratification of the appointment of our independent registered public accounting firm; and (3) as otherwise recommended by the board of directors. The board of directors knows of no other matters which may be presented to the meeting.

Solicitation of Proxies

Proxies may be solicited on behalf of the board of directors by mail, telephone, other electronic means, or in person. Copies of proxy material and of the annual report may be supplied to brokers, dealers, banks and voting directors, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Proxies may be solicited by officers or employees of the Company, none of whom will receive additional compensation.

Attendance at the Meeting

All stockholders of record of shares of common stock of DCT Industrial Trust at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Annual Report

Our current annual report and annual report on Form 10-K which include consolidated financial statements, has been made available to you via the Internet or delivered to you via the mail with this proxy statement. We will provide additional complete copies of the annual report to requesting stockholders, free of charge. You may send your written request to DCT Industrial Trust Inc., Investor Relations, 518 17th Street, Suite 800, Denver, Colorado 80202.

Delivery of Documents to Stockholders Sharing an Address

If you share an address with any of our other stockholders, your household might receive only one copy of the proxy statement and/or annual report. To request individual copies of the annual report and proxy statement for each stockholder in your household, please contact the Investor Relations Department, DCT Industrial Trust Inc., 518 17th Street, Suite 800, Denver, Colorado 80202 (telephone: 303-597-2400). We will deliver copies of the annual report and proxy statement promptly following your written or oral request. To ask that only one set of the documents be mailed to your household, please contact your broker.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and certain beneficial owners, or, collectively, reporting persons, to file reports of holdings and transactions in DCT Industrial Trust shares with the SEC and the NYSE. Based on our records and other information we believe that all of the reporting persons filed all the applicable SEC reports required for 2009, except as noted below. Matthew T. Murphy was late in filing a Form 4 reporting his interest in shares of our common stock that DCAG received upon redemption of OP units on October 13, 2009. The Form 5 reporting this acquisition was filed on February 8, 2010. Neither James D. Cochran nor James R. Mulvihill filed a Form 5 for the fiscal year ended December 31, 2009, and we have not received a written representation from either individual stating that no Form 5 was required.

Other Matters

We do not anticipate any other business being brought before the meeting. In addition to the scheduled items, however, the meeting may consider properly presented stockholder proposals and matters relating to the conduct of the meeting. As to any other business, it is intended that proxies will be voted in the discretion of the persons voting such proxies.

March 23, 2010

Denver, Colorado

Appendix A

DCT INDUSTRIAL TRUST INC.

SECOND AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.), a Maryland corporation, wishes to attract key employees, Directors, consultants and advisors to the Company and Subsidiaries and induce key employees, Directors, consultants and advisors to remain with the Company and Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through Subsidiaries. In furtherance thereof, the DCT Industrial Trust Inc. Second Amended and Restated 2006 Long-Term Incentive Plan is designed to provide equity-based incentives to key employees, Directors, consultants and advisors of the Company and Subsidiaries. Awards under the Plan may be made to selected key employees, Directors, consultants and advisors of the Company and Subsidiaries in the form of Options (including Stock Appreciation Rights), Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1.	DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or Subsidiaries or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or Subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or Subsidiaries or its affiliates; or (viii) repeated failure to devote substantially all of Participant’s business time and efforts to the Company if required by Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” means the happening of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the

Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the compensation committee of the Board.

“Common Stock” means the Company’s Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

“Company” means DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.), a Maryland corporation.

“Contribution Agreement” means the Contribution Agreement among DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP, and Dividend Capital Advisors Group LLC, dated as of July 21, 2006.

“Director” means a non-employee director of the Company or Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or a long term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Eligible Person” means (i) an officer, Director, employee, consultant or advisor of the Company or Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or Subsidiaries or (ii) a joint venture affiliate of the Company or Subsidiaries or employees of the foregoing. In the case of grants directly or indirectly to employees of entities described in clause (ii) of the foregoing sentence, the Committee may make arrangements with such entities in its discretion, in light of tax and other considerations. In connection with any merger, acquisition or other business combination to which the Company or any Subsidiary is a party, the Committee is authorized to designate other persons who may be deemed Eligible Persons for purposes of the Plan (other than with respect to the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Subsidiary following the business combination; provided that the Committee determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more plans of the predecessor employer, constitutes appropriate severance compensation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national securities exchange, the closing sales price per Share on the exchange on such date or, if there were no sales of Shares on such exchange on such date, on the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national securities exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market on such date or, if there were no sale of Shares on such market on such date, on the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national securities exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 consecutive trading days.

“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards (other than an Option) as may be granted pursuant to Section 9.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” has the meaning set forth in Section 10.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s Second Amended and Restated 2006 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company or Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Common Stock of the Company.

“Share Value” means the value of a Share based on the average closing price of a Share, as the Board determines, during a consecutive three-month period commencing on the first day of each January, April, July and October, or such other value as the Board may provide for in advance.

“Stock Appreciation Right” means a right described in Section 5.7.

“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, Director or consultant, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

2.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is the date of closing of the transaction contemplated by the Contribution Agreement. The amendments reflected in this Second Amended and Restated 2006 Long-Term Incentive Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the approval of this Second Amended and Restated 2006 Long-Term Incentive

Plan by the shareholders of the Company; provided, that no Incentive Stock Options shall be granted hereunder on or after the 10-year anniversary of the approval of this Second Amended and Restated 2006 Long-Term Incentive Plan by the Board; provided further, that the Board may at any time prior to that date terminate the Plan.

3.	ADMINISTRATION OF PLAN.

(a) The Plan shall be administered by the Committee. The Committee, upon and after such time as it is subject to Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a Director shall be made and administered by the Board, or if so delegated by the Board, the Committee. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through Subsidiaries and such other factors as the Committee may deem relevant.

(c) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. An amendment to an Award Agreement or other action by the Committee that constitutes a repricing of an Option (or a Phantom Share described in Section 7.4(c)(ii)) shall be considered an amendment of the Plan for purposes of Section 13. Except as provided in Section 14, without prior shareholder approval, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Maryland law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

(d) The Committee, in its discretion (taking into account, without limitation, considerations under Section 16 of the Exchange Act), may delegate to the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to awards, including, without limitation, the granting of awards to non-executive officers, where relief from the limitation of Section 162(m) of the Code is not sought. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

4.	SHARES AND UNITS SUBJECT TO THE PLAN.

(a) Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 23,000,000. Subject to adjustments pursuant to Section 14, in no event may any Optionee receive Options for more than 2,000,000 Shares on an annual basis. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b) Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4(a). Notwithstanding Section 4(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c) The certificates, if any, and other documentation or records for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

5.	PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1. Grant of Option. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2. Option Price. The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3. Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award

Agreement. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4. Exercisability Upon and After Termination of Optionee.

(a) The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Termination of Service of the Optionee.

(b) Except as may otherwise be expressly set forth in this Section 5, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 5 or of Section 14 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.

5.5 Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee by written notice (in the form prescribed by the Committee) to the Company, or pursuant to such alternative means and procedures as may be approved in advance by the Committee, specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6. Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i) a certified or bank cashier’s check, or in the discretion of the Committee, a personal check;

(ii) subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved (or pre-approved) by the Committee in its discretion, Shares of previously owned Common Stock, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv) if approved (or pre-approved) by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall be paid in cash.

5.7. Stock Appreciation Rights. The Committee, in its discretion, may also grant a Stock Appreciation Right by permitting the Optionee to elect to receive, upon the exercise of an Option, Shares with an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised; provided that, after consideration of possible accounting issues, the Committee may permit a Stock Appreciation Right to be settled in a combination of Shares and cash, or exclusively in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to such excess. Without limiting the Committee’s discretion hereunder, the Committee is expressly authorized to cause the grant of a Stock Appreciation Right (i) in tandem with an otherwise exercisable underlying Option, by having the method of exercise under this Section 5.7 apply in addition to other methods of exercise as to all or a portion of any particular Award under this Section 5, or (ii) as a free-standing right, by having the method of exercise under this Section 5.7 be the exclusive method of exercise.

5.8. Exercise by Successors. An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9. Nontransferability of Option. Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

5.10. Deferral. The Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

5.11. Certain Incentive Stock Option Provisions.

(a) In no event may an Incentive Stock Option be granted other than to employees of a “subsidiary corporation” or a “parent corporation,” as defined in Section 424(f) of the Code, with respect to the Company. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

(b) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

(c) The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. Also, in the case of such an individual who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1. Grant of Restricted Stock.

(a) In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2. Certificates.

(a) Unless otherwise provided by the Committee, each Grantee of Restricted Stock shall be issued Shares of Restricted Stock awarded under the Plan. Such Shares of Restricted Stock shall be registered in the name of the Grantee. Without limiting the generality of Section 4(c), the certificates, if any, and other documentation and records for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THESE SHARES OF STOCK IS SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE DCT INDUSTRIAL TRUST INC. SECOND AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND DCT INDUSTRIAL TRUST INC. COPIES

OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF DCT INDUSTRIAL TRUST INC. AT 518 17th STREET, SUITE 800, DENVER, COLORADO 80202.

(b) The Committee shall require that any stock certificates or other documentation evidencing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed. If and when such restrictions so lapse, any such stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3.

6.3. Restrictions and Conditions. Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends. Certificates, if any, for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company and Subsidiaries for Cause during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

Notwithstanding the foregoing, cash dividends on Shares of Restricted Stock that remain subject to potential forfeiture due to failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date) must be retained by, or repaid by the Grantee to, the Company; provided that, to the extent provided for in the applicable Award Agreement or by the Committee, an amount equal to such cash dividends retained or repaid by the Grantee may be paid to the Grantee upon the lapsing of such performance-based conditions with respect to such shares.

7.	PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1. Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2. Term. The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3. Vesting.

(a) Subject to Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b) Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(i) Subject to the provisions of the Award Agreement, if the Grantee has a Termination of Service by the Company and Subsidiaries for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(ii) In the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and the Participant’s vested Phantom Shares shall be settled as set forth in Section 7.4.

7.4. Settlement of Phantom Shares.

(a) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b) Payment (whether of cash or Shares) in respect of Phantom Shares shall be made in a single sum by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(c) Regarding the time at which payment in respect of Phantom Shares will be made or commence:

(i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii) Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d) Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e) Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii) by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5. Other Phantom Share Provisions.

(a) Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e) No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6. Claims Procedures.

(a) To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i) approve the claim and take appropriate steps for satisfaction of the claim; or

(ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1. Grant of Dividend Equivalent Rights. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2. Certain Terms.

(a) The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b) Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c) Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the two, as determined by the Committee.

(d) The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

(e) A Dividend Equivalent Right granted with respect to an Award subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met.

8.3. Other Types of Dividend Equivalent Rights. The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4. Deferral. The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.	OTHER STOCK-BASED AWARDS.

(a) The Committee shall have the right (i) to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and the grant of Stock Appreciation Rights, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 4 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 9 that remains subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date), must be retained by, or repaid by the Grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Agreement or by the Committee, an amount equal to such cash dividends or distributions retained or repaid by the Grantee may be paid to the Grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.

10.	PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered pre-established for purposes of the rules governing performance-based compensation under

Section 162(m) of the Code. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

11.	TAX WITHHOLDING.

11.1. In General. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2. Share Withholding.

(a) Upon exercise of an Option, if approved (or pre-approved) by the Committee in its discretion, the Optionee may make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Optionee to satisfy such liability by having Shares then issued withheld by the Company from the Shares otherwise to be received, or require the Optionee to do so, subject to the Optionee’s ability to elect to satisfy such liability in cash. In the event that the Optionee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable minimum withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may , if approved (or pre-approved) by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the Shares otherwise to be released from restriction, or require the Grantee to do so, subject to the Grantee’s ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of the lapsing of restrictions (or other income-recognition event) sufficient to satisfy the applicable minimum withholding taxes.

(c) Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved (or pre-approved) by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the distribution otherwise to be made, or require the Grantee to do so, subject to the Grantee’s ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of distribution sufficient to satisfy the applicable minimum withholding taxes.

(d) Upon the occurrence of any other income-recognition event with respect to an Award granted under the Plan that occurs upon or concurrently with the issuance or vesting of, or lapsing of restrictions on, Common Stock, the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be issued, vested or released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the Shares otherwise to be issued, vested or released from restriction, or require the Grantee to do so, subject to the Grantee’s ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of such income-recognition event sufficient to satisfy the applicable minimum withholding taxes.

(e) For purposes of determining the number of Shares to be withheld or delivered to satisfy the applicable minimum withholding taxes pursuant to Section 11.2 of the Plan, the Fair Market Value of the Shares shall be calculated in the same manner as the Shares are valued for purposes of determining the amount of withholding taxes due.

11.3. Withholding Required. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other Award shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event), (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right or (iv) any other income-recognition event with respect an Award granted under the Plan.

12.	REGULATIONS AND APPROVALS.

(a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

(f) In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, including any grants of Phantom Shares, any payment to a “specified employee” within the meaning of Section 409A of the Code on account of separation of service of such specified employee shall be made no earlier than six months and a day after such specified employee’s separation from service or the date of such specified employee’s death, if earlier.

13.	INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted without such Participant’s written consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14.	CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or Subsidiaries, or any distribution to holders of Common Stock other than ordinary cash dividends (but including special or extraordinary cash dividends), shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x) the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan shall be equitably and proportionately adjusted by the Committee in its discretion; and

(y) the Committee shall take any such action as in its discretion shall be necessary to maintain each Optionees’ rights hereunder (including under their Award Agreements) so that they are substantially in their respective Options, Phantom Shares and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing any certificates therefor with the Company.

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d) If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e) The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15.	MISCELLANEOUS.

15.1. No Rights to Employment or Other Service. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or Subsidiaries or interfere in any way with the right of the Company or Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

15.2. Right of First Refusal; Right of Repurchase. At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter, subject to such other terms and conditions as the Committee may specify at the time of grant.

15.3. No Fiduciary Relationship. Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, Subsidiaries or any other person or entity, on the other.

15.4 No Fund Created. Any and all payments hereunder to any Participant shall be made from the general funds of the Company (or, if applicable, a participating subsidiary), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

15.5. Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

15.6. Exculpation and Indemnification. The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

15.7. Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.8. Governing Law. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i) pre-tax income;

(ii) after-tax income;

(iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis);

(iv) operating income;

(v) cash flow;

(vi) earnings per share;

(vii) return on equity;

(viii) return on invested capital or assets;

(ix) cash or funds available for distribution;

(x) appreciation in the fair market value of the Common Stock;

(xi) return on investment;

(xii) total return to shareholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period);

(xiii) net earnings growth;

(xiv) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period);

(xv) related return ratios;

(xvi) increase in revenues;

(xvii) net earnings;

(xviii) changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock;

(xix) number of securities sold;

(xx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period;

(xxi) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period);

A-i

(xxii) the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return;

(xxiii) funds from operations;

(xxiv) same-store sales from period to period;

(xxv) objectively determinable capital deployment;

(xxvi) realized gains on assets; and

(xxvii) objectively determinable expense management.

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, per-share or other similar basis.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

A-ii

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M22080-P89441	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DCT INDUSTRIAL TRUST INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR all nominees listed.
1.	The election of the following nominees as directors (terms expire in 2011)	☐	☐	☐
Nominees:
01) Thomas G. Wattles 05) John S. Gates, Jr.
02) Philip L. Hawkins 06) Tripp H. Hardin
03) Phillip R. Altinger 07) John C. O’Keefe
04) Thomas F. August 08) Bruce L. Warwick
The Board of Directors Recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2.

To approve the DCT Industrial Trust Inc. Second Amended and Restated 2006 Long-Term Incentive Plan to, among other things, increase the number of shares of the Company’s common stock, $0.01 par value per share, reserved for issuance thereunder by 15,000,000 shares.

							☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010.						☐	☐	☐

4.	At the discretion of such proxies on any other matter that properly come before the meeting or any adjournment thereof.

NOTE: This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. Unless direction is given to the contrary, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” the Second Amended and Restated 2006 Long-Term Incentive Plan and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The undersigned hereby acknowledges receipt of the Company’s Notice of 2010 Annual Meeting of Stockholders, Proxy Statement and Annual Report. By submitting this proxy the undersigned revokes all prior proxies made by the undersigned in connection with the Company’s 2010 Annual Meeting of Stockholders.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M22081-P89441

DCT INDUSTRIAL TRUST INC.

PROXY

Annual Meeting of Stockholders - To be held May 6, 2010, at 10:00 a.m., Mountain Time at 518 17th Street, Suite 800, Denver, Colorado 80202

THE BOARD OF DIRECTORS OF DCT INDUSTRIAL TRUST SOLICITS THIS PROXY

The undersigned hereby appoints Philip L. Hawkins, Stuart B. Brown, and Stephen K. Schutte, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of the common stock of DCT Industrial Trust Inc., held of record by the undersigned on March 9, 2010, at the 2010 Annual Meeting of Stockholders, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, "FOR" THE SECOND AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be dated and signed on the reverse side)